UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Affirm Holdings, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

We are pleased to invite you to virtually attend the 2024 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Affirm Holdings, Inc., a Delaware corporation (“Affirm” or the “Company”). The Annual Meeting will be held exclusively online via live audio webcast at www.proxydocs.com/AFRM on Monday, December 9, 2024, at 9:00 a.m., Pacific Time. The virtual format of the Annual Meeting allows us to preserve and even increase stockholder access, while also saving time and money for both us and our stockholders and minimizing our environmental impact. Even with a virtual format, you will still be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes:
1.    To elect the three Class I nominees for director named in the accompanying proxy statement to hold office until the 2027 Annual Meeting and until their successors have been duly elected and qualified or until such director’s earlier death, resignation or removal.
2.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025.
3.    To approve, on a non-binding advisory basis, the compensation of our named executive officers.
4.    To conduct any other business properly brought before the Annual Meeting.
These proposals, as well as instructions for accessing the virtual Annual Meeting, are more fully described in the accompanying proxy statement. The record date for the Annual Meeting is October 11, 2024. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the Annual Meeting.
By Order of the Board of Directors

Katherine Adkins Chief Legal Officer & Secretary

San Francisco, California October 25, 2024
Important notice regarding the availability of proxy materials for Affirm’s 2024 Annual Meeting of Stockholders to be held on December 9, 2024: The notice, proxy statement and annual report are available at www.proxydocs.com/AFRM.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Headquarters | 650 California Street, San Francisco, California 94108 | (415) 960-1518
Investor Relations Website | investors.affirm.com

PROXY STATEMENT FOR THE 2024
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m., Pacific Time, on Monday, December 9, 2024
This proxy statement is furnished in connection with the solicitation of your proxy by our Board of Directors (“Board”) to vote at the 2024 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”). This proxy statement contains information about the matters to be voted upon at the Annual Meeting and certain other information required by Securities and Exchange Commission (“SEC”) rules. In accordance with SEC rules, we are making our proxy materials available at www.proxydocs.com/AFRM with an option to request a printed set be mailed to you. We expect to begin mailing a notice of internet availability of proxy materials (the “Notice”) on October 25, 2024 to all stockholders of record entitled to vote at the Annual Meeting. The Notice contains instructions for viewing the proxy materials, voting online and requesting a printed set of proxy materials.
You are cordially invited to attend the Annual Meeting on Monday, December 9, 2024, at 9:00 a.m., Pacific Time, which we are holding exclusively online via live webcast at www.proxydocs.com/AFRM. Whether or not you expect to attend the Annual Meeting, please vote online, as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online during the Annual Meeting by following the instructions under “Voting and Annual Meeting Information”.

Proxy Summary
Annual Meeting

Date and Time December 9, 2024 9:00 am (Pacific Time)	Location Virtual-only at www.proxydocs.com/AFRM	Record Date October 11, 2024
Voting Matters and Board Recommendations

Matter	Board Recommendation	Page
Proposal 1 - Election of Three Class I Directors	FOR each Director Nominee	16
Proposal 2 - Ratification of Deloitte & Touche as Independent Auditor for Fiscal Year Ending June 30, 2025	FOR	17
Proposal 3 - Non-Binding Advisory Vote to Approve Executive Compensation	FOR	45
How to Vote

Via the Internet	During the Meeting Live at www.proxydocs.com/AFRM	By Telephone Follow the instructions in our proxy statement	By Mail
Board of Directors

Name	Class	Director since	Audit Committee	Compensation Committee	Nominating and Governance Committee
Max Levchin	III	2012
Brian D. Hughes	III	2024	✓	✓
Jeremy Liew	III	2013		✓*	✓
Libor Michalek	I	2021
Christa S. Quarles (I)	II	2018		✓	✓*
Keith Rabois	II	2013
Jacqueline D. Reses	I	2021		✓**
Manolo Sánchez	II	2023	✓		✓
Noel Watson	I	2022	✓*
* Indicates committee chair.
** Ms. Reses’ service on the Compensation Committee will conclude on December 8, 2024.
(I) Indicates Lead Independent Director.
About Affirm - Who We Are

Affirm was founded in 2012 with a mission to deliver honest financial products that improve lives. We are building the next-generation platform for digital and mobile-first commerce. We believe that by using modern technology, strong engineering talent, and a mission-driven approach, we can reinvent payments and commerce. Our solutions, which are built on trust and transparency, are designed to make it easier for consumers to spend responsibly and with confidence, easier for merchants and commerce platforms to convert sales and grow, and easier for commerce to thrive.
Corporate Governance Highlights

✓	Lead Independent Director	✓	ESG report published annually
✓	Code of Ethics and Business Conduct applicable to all directors and officers	✓	Majority voting standard for the election of directors in uncontested elections
✓	Annual Board and committee self-evaluations	✓	Board oversight of risk management
✓	Executive sessions for each Board meeting with independent directors	✓	Stock ownership guidelines for directors and executive officers
Executive Compensation and Financial Highlights

Compensation Philosophy and Design

We strive to compensate our named executive officers in a manner that is competitive, rewards achievement of our business objectives, and aligns the interests of our named executive officers with those of our stockholders. Generally, we structure the annual compensation of our named executive officers using three principal elements: base salary, annual cash incentive opportunities, and long-term incentive compensation opportunities in the form of equity awards. We have designed our executive compensation program to achieve the following primary objectives:

Provide market competitive compensation and benefit levels to attract, motivate, reward and retain key members of our management team
Establish a direct link between our financial and operational objectives and our compensation
Align the interests and objectives of our named executive officers with our stockholders by linking long-term incentive compensation opportunities to stockholder value creation and cash incentives to annual performance
Financial Highlights

GMV* $26.6B ↑32%**	Active Consumers 18.7M ↑14%**	Total Revenue $2.3B ↑46%**

Revenue Less Transaction Costs* $994M ↑47%**	Operating Income (Loss) ($616)M	Adjusted Operating Income (Loss)* $381M
*    Please refer to Appendix A for a discussion of GMV, which is a key operating metric. In addition, refer to Appendix A for a discussion of total revenue less transaction costs and adjusted operating loss, which are non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measures.
**    All comparisons are to the comparable figure for fiscal 2023 unless otherwise noted.

Board of Directors and Corporate Governance
Our business is managed under the direction of our Board, which is currently composed of nine members. Six of our nine directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our Nominating and Governance Committee, we are nominating Libor Michalek, Jacqueline D. Reses, and Noel Watson as Class I directors at the Annual Meeting. Mr. Michalek and Ms. Reses were most recently elected at our 2021 Annual Meeting of Stockholders, and Mr. Watson was appointed as a Class I director of our Board in September 2022 and was initially recommended by third-party search firm. If elected, Messrs. Michalek and Watson and Ms. Reses will each hold office for a three-year term until the Annual Meeting of stockholders to be held in 2027 and until their successors are elected and qualified or until such director’s earlier death, resignation or removal.
The following table sets forth the names, ages as of October 1, 2024 and certain other information for each of the directors with terms expiring at the Annual Meeting and for each of the continuing directors:

Name	Class	Age	Director since	Term Expires	Principal Occupation	Our Committee Membership	Other Public Company Boards
Max Levchin	III	49	2012	2026	Founder, CEO and Chairman of Affirm Holdings, Inc.	—	0
Brian D. Hughes	III	57	2024	2026	Independent Consultant and Strategic Advisor to the Boston Consulting Group	Audit Committee, Compensation Committee	0
Jeremy Liew	III	53	2013	2026	Partner at Lightspeed Venture Partners	Compensation Committee (chair), Nominating and Governance Committee	0
Libor Michalek	I	51	2021	2024	President of Affirm Holdings, Inc.	—	0
Christa S. Quarles*	II	50	2018	2025	Chief Executive Officer of Alludo	Compensation Committee, Nominating and Governance Committee (chair)	1
Keith Rabois	II	55	2013	2025	Managing Partner, Khosla Ventures; Chief Executive Officer of Miami Labs, Inc.	—	0
Jacqueline D. Reses	I	54	2021	2024	Chief Executive Officer of Lead Bank	Compensation Committee**	3
Manolo Sánchez	II	58	2023	2025	Adjunct Professor at Rice University’s Jones Graduate School of Business	Audit Committee, Nominating and Governance Committee	2
Noel Watson	I	49	2022	2024	Chief Financial Officer of LegalZoom.com, Inc.	Audit Committee (chair)	0
* Lead Independent Director
** Ms. Reses’ service on the Compensation Committee will conclude on December 8, 2024

Director Nominees - Class I

Director Since 2021 Age: 51 Board Committees: ▪None	LIBOR MICHALEK President, Affirm Holdings, Inc.
	Skills and Qualifications: –Payments, Financial Services, FinTech –Engineering, Technology, Innovation –Operational Experience	–Cybersecurity –Risk Management –Human Capital (Diversity, Equity and Inclusion)
	Other Public Company Boards –None	Former Public Company Boards (During Past 5 Years) –None
Mr. Michalek has served as our President since December 2022 and previously served as our President, Technology, Risk and Operations from May 2021 to December 2022 and as our President, Technology from 2018 to May 2021. Mr. Michalek served as the Company’s Chief Technology Officer from 2015 to 2018. Prior to joining the Company, Mr. Michalek served as an Engineering Director at YouTube and Google. Prior to that, Mr. Michalek served as the Chief Technology Officer of Slide, a personal media-sharing service, which was acquired by Google in 2010. Mr. Michalek was selected to serve on our Board due to his deep software, systems, security, machine learning, and engineering experience.
Director Since 2021 Age: 54 Board Committees: ▪Compensation Committee (service to conclude on December 8, 2024)	JACQUELINE D. RESES Chief Executive Officer, Lead Bank
Skills and Qualifications:
–Payments, Financial Services, FinTech
–Engineering, Technology, Innovation
–Current/Former CEO
–Current/Former CFO
–Financial Expertise
–Operational Experience
–Business Development/M&A
–Public Company Audit Committee

–Venture Capital/Private Equity
–Bank Regulatory
–Legal, Government Relations
–Risk Management
–Human Capital (Diversity, Equity and Inclusion)
–Government, Public Service
–Public Company Compensation Committee
–Public Company Nominating/Governance Committee

Other Public Company Boards –Endeavor Group Holdings, Inc. –Nu Holdings Ltd. –TaskUS, Inc.
Former Public Company Boards (During Past 5 Years)
–Context Logic Inc. (2020-2021)
–Intelsat (2019-2020)
–Pershing Square Tontine Holdings, Ltd (2020-2022)
–Social Capital Hedosophia Holdings Corp. (2018-2019)
–Social Capital Hedosophia Holdings Corp III (2020-2021)

Ms. Reses has served as the Chief Executive Officer of Lead Bank since 2021. From October 2015 to October 2020, Ms. Reses served as Square Capital Lead of Block, Inc., a financial services and technology company, and Executive Chairman of its bank, Square Financial Services. From September 2012 to October 2015, Ms. Reses served as Chief Development Officer of Yahoo! Inc. Prior to Yahoo, Ms. Reses served as the head of the U.S. media group at Apax Partners Worldwide LLP, which she joined in 2001. Ms. Reses also spent seven years at Goldman Sachs in mergers and acquisitions and the principal investment area. Ms. Reses was selected to serve on our Board due to her experience as a director of various public companies and her leadership experience at technology companies.
Director Since 2022 Age: 49 Board Committees: ▪Audit Committee	NOEL WATSON Chief Financial Officer, LegalZoom.com, Inc.
	Skills and Qualifications: –Current/Former CFO –Audit Committee Financial Expert –Financial Expertise –Operational Experience	–Business Development/M&A –International, Global –Public Company Audit Committee
	Other Public Company Boards –None	Former Public Company Boards (During Past 5 Years) –Zynga Inc. (2020-2022)
Mr. Watson has served as the Chief Financial Officer of LegalZoom.com, Inc., an online platform for legal and compliance solutions, since November 2020. Prior to joining LegalZoom, Mr. Watson served as Chief Financial Officer at TrueCar, Inc from June 2019 to November 2020. From April 2006 to June 2019, Mr. Watson served in roles of increasing responsibility at TripAdvisor, Inc., including as Vice President - Finance and Chief Accounting Officer. Mr. Watson was selected to serve on our Board due to his financial expertise and his experience on a public company audit committee.

Directors Continuing in Office - Class II (Term Ending in 2025)

Director Since 2018 Age: 50 Board Committees: ▪Compensation Committee ▪Nominating and Governance Committee	CHRISTA S. QUARLES Chief Executive Officer, Alludo
Skills and Qualifications: –Current/Former CEO –Current/Former CFO –Audit Committee Financial Expert –Financial Expertise –Operational Experience –Business Development/M&A –Venture Capital/Private Equity
–Sales
–Marketing, Brand
–International, Global
–Human Capital (Diversity, Equity and Inclusion)
–Public Company Audit Committee
–Public Company Compensation Committee
–Public Company Nominating/Governance Committee

	Other Public Company Boards –Kimberly-Clark Corporation	Former Public Company Boards (During Past 5 Years) –None
Ms. Quarles is the Chief Executive Officer and a Board Director of Alludo, a private software company backed by KKR. Prior to joining Alludo, Ms. Quarles served as Operating Partner of Advent International from 2019 to 2020 and the Chief Executive Officer of OpenTable, Inc., an online restaurant reservation service, from 2015 to 2018. Before OpenTable, Ms. Quarles served as the Chief Business Officer of NextDoor, Inc., a social networking company, from 2014 to 2015. Leading up to NextDoor, Ms. Quarles held positions of increasing responsibility with The Walt Disney Company. Ms. Quarles was selected to serve on our Board due to her financial expertise, her experience on a public company audit committee, and her leadership experience as the Chief Executive Officer of an e-commerce marketplace.
Director Since 2013 Age: 55 Board Committees: ▪None	KEITH RABOIS Managing Partner, Khosla Ventures; Chief Executive Officer, Miami Labs, Inc.
Skills and Qualifications:
–Payments, Financial Services, FinTech
–Engineering, Technology, Innovation
–Current/Former CEO
–Financial Expertise
–Operational Experience
–Business Development/M&A
–Venture Capital/Private Equity

–Bank Regulatory
–Legal, Government Relations
–Risk Management
–Human Capital (Diversity, Equity and Inclusion)
–Public Company Audit Committee
–Public Company Compensation Committee
–Public Company Nominating/Governance Committee

	Other Public Company Boards –None	Former Public Company Boards (During Past 5 Years) –None
Mr. Rabois has been a Managing Partner at Khosla Ventures since January 2024 and has served as Chief Executive Officer of Miami Labs, Inc. since 2021. Prior to rejoining Khosla Ventures, where he previously served as Managing Director from 2013 to 2019, Mr. Rabois served as General Partner at Founders Fund from 2019 to 2024. Mr. Rabois also served as the Chief Operating Officer of Square, an Executive Vice President of Strategy & Business Development at Slide, and as Vice President of Business & Corporate Development at LinkedIn. Mr. Rabois began his career in the industry as a senior executive at PayPal and has also practiced as an attorney at Sullivan & Cromwell. Mr. Rabois was selected to serve on our Board due to his experience as an executive of a payment processing platform, his experience as a venture capitalist, and his legal background.

Director Since 2023 Age: 58 Board Committees: ▪Audit Committee ▪Nominating and Governance Committee	Manuel (“Manolo”) Sánchez Adjunct Professor, Jones Graduate School of Business at Rice University
Skills and Qualifications:
–Payments, Financial Services, FinTech
–Current/Former CEO
–Audit Committee Financial Expert
–Financial Expertise
–Operational Experience
–Business Development/M&A
–Venture Capital/Private Equity
–Bank Regulatory

–Legal, Government Relations
–International, Global
–Risk Management
–Human Capital (Diversity, Equity and Inclusion)
–Academia
–Public Company Audit Committee
–Public Company Compensation Committee
–Public Company Nominating/Governance Committee

	Other Public Company Boards –Fannie Mae –Stewart Information Services Corporation	Former Public Company Boards (During Past 5 Years) –Elevate Credit, Inc. (2021 - 2023) –OnDeck Capital, Inc. (2018 - 2021)
Mr. Sánchez is adjunct professor at Jones Graduate School of Business at Rice University and was president and CEO of Compass Bank, Inc., a U.S. subsidiary of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA“) from 2008-2017, during which time he served as director of the American Bankers Association, the Institute of International Bankers and the Greater Houston Partnership. Mr. Sánchez joined BBVA in 1990. Mr. Sánchez was selected to serve on our Board due to his experience in the banking industry, including in risk management, real estate, community, corporate and investment banking. His global insight, as well as his in-depth knowledge of banking and finance, provide valued expertise to the Company.

Directors Continuing in Office - Class III (Term Ending in 2026)

Director Since 2012 Age: 49 Board Committees: None	MAX LEVCHIN Chairman and Chief Executive Officer of Affirm Holdings, Inc.
	Skills and Qualifications: –CEO Experience –Payments, Financial Services, FinTech –Bank Regulatory –Government/Public Service	–Venture Capital/Private Equity –Operational Experience –Business Development/M&A
	Other Public Company Boards –None	Former Public Company Boards (During Past 5 Years) –None
Mr. Levchin is our Founder and has served as our Chairman and Chief Executive Officer (“CEO”) since our founding in 2012. Affirm was spun out of 2012 MRL Investments LLC (f/k/a HVF, LLC), an exploration company Mr. Levchin founded in 2011 to create and fund companies that leveraged large data sets in new ways. Mr. Levchin also helped create Yelp Inc., a consumer internet company, and co-founded PayPal, where he served as Chief Technology Officer from its founding until its sale to eBay in 2003. Mr. Levchin was selected to serve on our Board because of the perspective and experience he brings as our Founder and CEO, as well as his experience as a founder of several technology companies.

Director Since 2024 Age: 57 Board Committees: ▪Audit Committee ▪Compensation Committee	BRIAN D. HUGHES Independent Consultant and Strategic Advisor to the Boston Consulting Group
	Skills and Qualifications: –Payments, Financial Services, FinTech –Current/Former CEO –Financial Expertise –Operational Experience –Business Development/M&A –Venture Capital/Private Equity	–Sales –Marketing, Brand –Bank Regulatory –Legal, Government Relations –Cybersecurity –Risk Management
	Other Public Company Boards –None	Former Public Company Boards (During Past 5 Years) –None
Mr. Hughes has served as a member of our Board since July 2024. Mr. Hughes has been an independent consultant and strategic advisor to the Boston Consulting Group, a management consulting firm, since 2022, where he serves clients in the financial industry on growth strategy, digital transformation and risk management. From 2012 to 2021, Mr. Hughes served in roles of increasing responsibility at Discover Financial Services, a financial services company, including as Chief Risk Officer (2016 to 2021), as SVP and General Manager of Deposits (2015 to 2016) and as SVP of Cardmember Marketing (2012 to 2015). Prior to joining Discover Financial Services, Mr. Hughes held executive roles, including CEO, for HSBC’s Card and Retail Services business and served as a strategy consultant with Booz Allen Hamilton. Mr. Hughes was selected to serve on our Board because of his experience in the financial services industry, including in risk management, and his financial expertise.

Director Since 2013 Age: 53 Board Committees: ▪Compensation Committee ▪Nominating and Governance Committee	JEREMY LIEW Partner, Lightspeed Venture Partners
	Skills and Qualifications: –Payments, Financial Services, FinTech –Financial Expertise –Operational Experience –Business Development/M&A	–Venture Capital/Private Equity –Bank Regulatory –Public Company Compensation Committee –Public Company Nominating/Governance Committee
	Other Public Company Boards –None	Former Public Company Boards (During Past 5 Years) –The Honest Company (2011-2022)
Mr. Liew has been a Partner at Lightspeed Venture Partners, a venture capital firm, since 2006. Prior to joining Lightspeed, Mr. Liew was an executive at Netscape, AOL, Citysearch and IAC. Mr. Liew was selected to serve on our Board because of his substantial experience in overseeing multiple technology investments and his previous experience as a technology executive.

Director Independence
Our Class A common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of its initial public offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has undertaken a review of the independence of each director and has determined that each of Ms. Quarles and Messrs. Hughes, Liew, Rabois, Sánchez and Watson is “independent” as that term is defined under the listing standards of Nasdaq. In addition, our Board determined that Jenny J. Ming and James D. White, who served as directors until October 31, 2023 and June 30, 2024, respectively, were independent during the time they served as directors.
Ms. Reses has served on our Board of Directors and the Compensation Committee since 2021. Ms. Reses also serves as the Chief Executive Officer of Lead Bank, which became an originating bank partner of Affirm in May 2023. During Affirm’s fiscal year ended June 30, 2024, Lead Bank originated $2.9 billion of loans through Affirm’s platform, and Affirm paid an aggregate amount of direct fees plus interest on originated loans received by Lead Bank that exceeded the greater of $200,000 or 5% of Lead Bank’s consolidated gross revenues for this period. As a result, the Board has determined that Ms. Reses is no longer an independent director under the listing standards of Nasdaq. Nevertheless, independent directors continue to comprise two-thirds of the members of the Board, and our Board believes that Ms. Reses continued service on the Board as a non-independent director is in the best interests of the Company and stockholders given her experience as a director of other public companies and her leadership experience at technology companies.
Until December 8, 2024, Ms. Reses is temporarily serving as a non-independent member of the Compensation Committee pursuant to Nasdaq Listing Rule 5605(d)(2)(B), which permits one non-independent director to serve on the Compensation Committee for a limited period if the committee is comprised of at least three members and if the Board has determined that such service is in the best interests of the Company and its stockholders under exceptional and limited circumstances. As Ms. Reses has served on the Compensation Committee since its inception, having Ms. Reses continue to serve as a member of the Compensation Committee for an additional limited period of time has provided the committee with continuity of membership, particularly as the committee completed its annual review of the Company’s executive compensation. Accordingly, pursuant to Nasdaq Listing Rule 5605(d)(2)(B), the Board has determined that it is in the best interests of the Company and its stockholders for Ms. Reses to serve as a member of the Compensation Committee until December 8, 2024.
In making its independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them, if any, described in the section titled “Certain Relationships and Related-Party Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Mr. Levchin, our Founder and CEO, serves as Chairman of our Board and presides over meetings of our Board, holds such other powers, and carries out such other duties as are customarily carried out by the chair of a board. Our non-employee directors bring experience, oversight, and expertise from outside of our company, while Messrs. Levchin and Michalek each bring current company-specific experience, leadership, and insight as our Founder and Chief Executive Officer and President, respectively.
Our Board has adopted Corporate Governance Guidelines that provide that one of our independent directors may serve as our Lead Independent Director if the Chair is not independent. Upon the recommendation of our Nominating and Governance Committee, our Board has appointed Ms. Quarles to serve as our Lead Independent Director because of her experience with Affirm and her prior service as chair of our Audit Committee. As Lead Independent Director, Ms. Quarles presides over periodic meetings of our independent directors, serves as a liaison between our Chair and our independent directors, and performs such additional duties as our Board may otherwise determine and delegate. Our Board believes that our existing board leadership structure is appropriate and provides independent leadership and engagement from the Lead Independent Director, while providing the benefit of having our CEO, the individual with primary responsibility for managing the company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.
Board and Stockholder Meetings and Committees
Our Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Corporate Governance” section of our investor relations website at investors.affirm.com/corporate-governance/governance-overview.
During the fiscal year ended June 30, 2024 (“fiscal 2024”), our Board held four meetings (including regularly scheduled and special meetings), our Audit Committee met eight times, our Compensation Committee met six times, and our Nominating and Governance Committee met five times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Six of our then current serving directors attended last year’s annual meeting of stockholders.

Audit Committee Members: Noel Watson Brian D. Hughes Manolo Sánchez
Our Audit Committee is responsible for, among other things:
–selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
–evaluating the independence and overseeing performance of the independent registered public accounting firm;
–reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
–reviewing our financial statements and our critical accounting policies;
–reviewing, approving, or ratifying related party transactions;
–reviewing the adequacy and effectiveness of our accounting and internal controls;
–discussing our major litigation, compliance and financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management;
–developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
–overseeing the integrity of our information technology systems, processes and data and material risks thereto as well as related cybersecurity matters;
–reviewing communications with regulators or governmental agencies that raise significant compliance issues and management actions on significant compliance matters;
–reviewing our compliance program with respect to legal and regulatory requirements, including our Code of Ethics and Business Conduct and our policies and procedures for monitoring compliance therewith; and
–pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Each member of our Audit Committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of Nasdaq. In addition, our Board has determined that Messrs. Sánchez and Watson are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee Members: Jeremy Liew Brian D. Hughes Christa S. Quarles Jacqueline D. Reses* *Ms. Reses’ service on the Compensation Committee will conclude on December 8, 2024
Our Compensation Committee is responsible for, among other things:
–reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers;
–evaluating annually the performance of our CEO and making recommendations to the independent directors regarding the CEO’s compensation;
–administering our equity compensation plans;
–reviewing and approving and making recommendations to our Board regarding incentive compensation and equity compensation plans;
–developing and making recommendations to our Board regarding succession planning for our CEO, together with the Nominating and Governance Committee, and other senior management positions;
–establishing and reviewing general policies relating to compensation and benefits of our employees;
–making recommendations regarding non-employee director compensation to our full Board;
–reviewing our key diversity initiatives, policies and practices; and
–overseeing and periodically reviewing our environmental, social and governance ("ESG") activities, programs, risks and public disclosure related to human capital management.

With the exception of Ms. Reses, whose service on the Compensation Committee will conclude on December 8, 2024, each of the members of our Compensation Committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Governance Committee: Members: Christa S. Quarles Jeremy Liew Manolo Sánchez
Our Nominating and Governance Committee is responsible for, among other things:
–identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
–evaluating the performance of our Board;
–considering and making recommendations to our Board regarding the composition of our Board and its committees;
–recommending to the independent directors an independent director to serve as Lead Independent Director;
–developing, reviewing, or making recommendations to our Board regarding corporate governance principles;
–together with the Compensation Committee, developing and making recommendations to our Board regarding succession planning for our CEO; and
–overseeing and periodically reviewing our ESG activities, programs, risks and public disclosure, except for our strategies and policies related to human capital management.
Each of the members of our Nominating and Governance Committee meets the requirements for independence under the listing standards of Nasdaq.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Ms. Reses is a member of our Compensation Committee and is the Chief Executive Officer of Lead Bank. On May 31, 2023, we entered into an origination program agreement with Lead Bank, an FDIC-insured Missouri state-chartered bank. During the fiscal year ended June 30, 2024, Lead Bank originated $2.9 billion of loans through our platform, and we paid an aggregate amount of direct fees plus interest on originated loans received by Lead Bank during fiscal 2024 of approximately $2.6 million.
Individual Board Skills Matrix
The Board is committed to ensuring it has a relevant diversity of skills and experience to oversee the Company, its management, its strategic plan and the execution of that plan. The Board believes that our director nominees, as a group, represent an effective mix of skills, experience, diversity and fresh perspectives. The following table summarizes the key skills, experience, diversity and other qualifications of our directors. The director biographies beginning on page 4 describe each director’s background and relevant experience in more detail.

Experience, Expertise or Other Qualifications	Hughes	Levchin	Liew	Michalek	Quarles	Rabois	Reses	Sánchez	Watson
Payments, Financial Services, FinTech	✓	✓	✓	✓		✓	✓	✓
Engineering, Technology, Innovation		✓		✓		✓	✓
Current/Former CEO	✓	✓			✓	✓	✓	✓
Current/Former CFO					✓		✓		✓
Audit Committee Financial Expert					✓		✓	✓	✓
Financial Expertise	✓		✓		✓	✓	✓	✓	✓
Operational Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Development/M&A	✓	✓	✓		✓	✓	✓	✓	✓
Venture Capital/Private Equity	✓	✓	✓		✓	✓	✓	✓
Sales	✓				✓
Marketing, Brand	✓				✓
Bank Regulatory	✓	✓				✓	✓	✓
Legal, Government Relations	✓					✓	✓	✓
International, Global					✓			✓	✓
Cybersecurity	✓			✓
Risk Management	✓			✓		✓	✓	✓
Human Capital				✓	✓	✓	✓	✓
Government/Public Service		✓					✓
Academia								✓
Public Company Audit Committee					✓	✓	✓	✓	✓
Public Company Compensation Committee			✓		✓	✓	✓	✓
Public Company Nominating/Governance Committee			✓		✓	✓	✓	✓
Board Diversity
The following matrix presents the gender and demographic diversity of our board as of October 25, 2024. To see our Board Diversity Matrix as of October 20, 2023, please see our proxy statement filed with the SEC on October 20, 2023.

Board Diversity Matrix as of October 25, 2024
Total Number of Directors: 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	1	0	0
Did Not Disclose Demographic Background	0	0	0	0
Considerations in Evaluating Director Nominees
Our Nominating and Governance Committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Governance Committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Governance Committee considers include, without limitation, experience and skills of particular relevance to us and the Board, accomplishments, superior credentials, business judgment, diversity, independence, area of expertise, time availability in light of other commitments, and the highest ethical and moral standards. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the board should be a diverse body, and the Nominating and Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Governance Committee actively seeks to identify candidates who reflect diverse backgrounds, including diversity of race, ethnicity and gender. Specifically, in any formal search for Board candidates where an initial candidate pool is assembled, the Nominating and Governance Committee will include, and will request that any search firm that it engages for such a search include, qualified candidates with a diversity of race, ethnicity and gender in that initial candidate pool. After completing its review and evaluation of director candidates, our Nominating and Governance Committee recommends to our full Board the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Governance Committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to the Corporate Secretary at the Company’s address listed on the first page of this proxy statement, and including all information that our bylaws require for director nominations. The Nominating and Governance Committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director candidates.
Investor Outreach
We seek regular engagement with investors to communicate our strategy and solicit feedback from the investment community. Management periodically engages a third-party consultant to obtain independent feedback from our investors. In fiscal 2024, management participated in a number of investor conferences and meetings, both virtual and in-person. These meetings were attended by various members of the Company’s senior management, including our CEO, Chief Operating Officer and Chief Financial Officer, and/or Senior Vice Presidents. Management periodically discusses feedback, including key themes and other insights gained from the investor outreach meetings, at the Company’s Board and committee meetings, as appropriate.
In addition to our traditional investor relations outreach program, in early fiscal 2025, our Lead Independent Director and the Chair of our Compensation Committee, along with members of our senior management, conducted a virtual governance roadshow that included presentations and discussions regarding governance, compensation and other matters with certain of our investors. During this governance roadshow, we met with investors, who we believe held in the aggregate approximately 33% of our outstanding common stock with approximately 11% of the voting power of our outstanding common stock as of September 30, 2024, and we offered such meetings to additional investors, who we believe held in the aggregate approximately 14% of our outstanding common stock with approximately 5% of the voting power of our outstanding common stock as of September 30, 2024. Excluding the holdings by our directors and executive officers, we conducted outreach to investors who we believe represented approximately 52% of our outstanding common stock with approximately 29% of the voting power of our outstanding common stock as of September 30, 2024, which includes meetings with investors representing approximately 37% of our outstanding common stock with approximately 20% of the voting power of our outstanding common stock as of September 30, 2024. This dialogue provided an opportunity to discuss a wide range of topics with our investors, including our directors’ skills and tenure, our Board’s oversight roles and responsibilities, our ESG program, and our approach to executive compensation matters. Our Board of Directors, as well as our management team, values the perspectives of our investors as it helps us to understand and evaluate the effectiveness of our current practices and related disclosures.
Communications with the Board of Directors
Interested parties wishing to communicate with our independent directors may do so by writing to the Board or to the particular member or members of our Board and mailing the correspondence to our Chief Legal Officer at the Company’s address listed on the first page of this proxy statement. Our Chief Legal Officer or Legal Department, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairman of our Board.
Corporate Governance Guidelines and Code of Ethics and Business Conduct
Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors, including our CEO, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Ethics and Business Conduct is posted on our investor relations webpage at investors.affirm.com in the “Corporate Governance—Documents and Charters” section. We intend to post any amendments to our Code of Ethics and Business Conduct, and any waivers of our Code of Ethics and Business Conduct for directors and executive officers, on the same website.

Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for discussing our major litigation and financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our independent auditor, our Audit Committee also monitors compliance with legal and regulatory requirements, reviews related party transactions and oversees the integrity of our information technology systems, including risks thereto. Our Nominating and Governance Committee develops and reviews our Corporate Governance Guidelines and oversees our environmental- and governance-related ESG activities and programs. Our Compensation Committee reviews with management our compensation arrangements to evaluate whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, reviews the relationship between risk management policies and practice, corporate strategy and our compensation arrangements, and oversees our human capital-related ESG activities and programs.
Non-Employee Director Compensation
Our Board maintains a compensation policy for our non-employee directors (the “director compensation policy”) that is designed to attract, retain and reward our non-employee directors. The director compensation policy was originally developed with input from the Compensation Committee’s former independent compensation consultant, Compensia, Inc., taking into account existing practices and compensation levels at peer group companies. In June 2024, our Compensation Committee reviewed the director compensation policy and, with input from the Compensation Committee’s current compensation consultant, Semler Brossy Consulting Group, LLC, and taking into account existing practices and compensation levels at peer group companies, decided not to make any changes at that time.
Pursuant to the terms of the director compensation policy, our non-employee directors receive the compensation described in the table below.

Cash Compensation(1)
Annual retainer(2)		$45,000
Lead Independent Director retainer		$28,000
Additional annual retainers for committee service	Chair	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$18,000	$9,000
Nominating and Governance Committee	$10,000	$5,000
Equity Compensation(3)
Initial grant of RSUs(4)		$500,000
Annual grant of RSUs(5)		$200,000
(1)Paid in quarterly installments in arrears and pro-rated for directors whose service commences or terminates during the year.
(2)Prior to the start of the applicable fiscal year, directors may elect to receive the annual cash retainer in the form of RSUs.
(3)Amounts represent the approximate grant date fair value of RSUs that upon vesting will be settled in shares of our Class A common stock. All equity awards granted pursuant to the director compensation policy automatically vest, in addition to the service-based vesting schedules below, upon a change in control of the Company.
(4)This one-time award vests, subject to the director’s continued service, in equal annual installments on the first three anniversaries of the director’s commencement of service.
(5)Award vests, subject to the director’s continued service, in full on the earlier of (i) the date of our next annual meeting of our stockholders (or the date immediately prior to our next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant.
We reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board and any committee of the Board. The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal 2024. Our directors who are also employees, Messrs. Levchin and Michalek, do not receive any additional compensation for their services as directors.

Fiscal 2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeremy Liew	23,000	244,963	—	267,963
Jenny J. Ming(2)	20,890	—	—	20,890
Christa S. Quarles	34,000	244,963	—	278,963
Keith Rabois(3)	—	—	—	—
Jacqueline D. Reses	9,000	244,963	—	253,963
Manolo Sánchez(4)	41,610	699,955		741,565
Noel Watson	57,500	199,972	—	257,472
James D. White(5)	92,000	199,972	—	291,972
(1)    Reported amounts represent the aggregate grant date fair value of RSUs granted during fiscal 2024, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2024 for the assumptions used in calculating the grant date fair value. The grant date fair value does not necessarily correspond to the actual economic value that may be realized for these awards. As of June 30, 2024, our non-employee directors serving during fiscal 2024 had the following RSUs outstanding: Mr. Liew-7,977, Ms. Ming-0, Ms. Quarles-7,977, Mr. Rabois-0, Ms. Reses-7,977, Mr. Sánchez-33,578, Mr. Watson-19,578 and Mr. White-0.
(2) Ms. Ming resigned from the Board effective on October 31, 2023.
(3) Mr. Rabois waived his right to any non-employee director compensation in fiscal 2024.
(4) Mr. Sánchez joined as a director on November 1, 2023.
(5)    Mr. White resigned from the Board effective on June 30, 2024.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Board is currently composed of nine members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominees
Our Board has nominated Libor Michalek, Jacqueline D. Reses, and Noel Watson for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Michalek and Watson, and Ms. Reses will serve as Class I directors until the 2027 Annual Meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, see the section entitled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Michalek and Watson, and Ms. Reses. We expect that Messrs. Michalek and Watson, and Ms. Reses will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
Each Class I director is elected by a majority of the votes cast with respect to the election of directors at the Annual Meeting. A majority of the votes cast means that the voting power of the shares cast “FOR” a director’s election exceeds the voting power of the shares cast “AGAINST” that director. Abstentions and broker non-votes will have no effect on the outcome of the vote.
In the event that an incumbent nominee for director in an uncontested election does not receive the required majority vote, our Corporate Governance Guidelines provide that such director is expected to promptly tender his or her resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will then consider the relevant factors and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Governance Committee’s recommendation. Within 90 days after the date of the certification of election results, we will publicly disclose the Board’s decision whether to accept the offer of resignation.

The Board of Directors recommends a vote FOR the election of each of the nominees named in this proxy statement as Class I Directors to serve for a three-year term.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending June 30, 2025. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2020.
At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2025. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, our Audit Committee will consider the outcome of the vote in determining whether to retain this firm for our fiscal year ending June 30, 2025. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending June 30, 2025 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended June 30, 2024 and 2023.

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$6,235,000	$6,008,000
Audit-Related Fees(2)	360,767	347,728
Tax Fees(3)	588,310	486,671
All Other Fees	4,890	4,885
Total Fees	$7,188,967	$6,847,284
(1)“Audit Fees” consisted of fees for professional services provided in connection with the annual audit of our consolidated financial statements (including the adoption of new accounting standards and certain other accounting consultations), quarterly reviews of interim condensed consolidated financial statements, SEC registration statements, and related administrative charges.
(2)“Audit-Related Fees” consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” This category includes fees related to acquisition support due diligence procedures and fees related to service organization controls reporting.
(3)“Tax Fees” related to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services.
Auditor Independence
In the fiscal year ended June 30, 2024, there were no other professional services provided by Deloitte & Touche LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Deloitte & Touche LLP for our fiscal years ended June 30, 2024 and 2023 were pre-approved by our Audit Committee.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.
The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2025.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Affirm specifically incorporates this report or a portion of it by reference.
The Audit Committee assists our Board in oversight of (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor’s qualifications, independence, and performance; (3) our internal audit function and the performance of our internal controls; (4) financial, operational, and security risk exposures; and (5) our compliance with legal and regulatory requirements. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended June 30, 2024.
In connection with our review of our audited financial statements for the fiscal year ended June 30, 2024, we relied on reports received from Deloitte & Touche LLP as well as the advice and information we received during discussions with our management. In this context, we hereby report as follows:
a.the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2024 with our management;
b.the Audit Committee has discussed with Deloitte & Touche LLP, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
c.the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company; and
d.based on the review and discussion referred to in paragraphs (a) through (c) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the SEC.

Members of the Audit Committee:
Noel Watson (Chair)
Brian D. Hughes
Manolo Sánchez

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers and their respective ages as of October 1, 2024. Officers are elected by the Board to hold office until their successors are elected and qualified or such officer’s earlier death, resignation or removal.

Name	Age	Position
Max Levchin	49	Founder, CEO and Chairman of Affirm Holdings, Inc.
Michael Linford	41	Chief Operating Officer and Chief Financial Officer
Katherine Adkins	62	Chief Legal Officer and Chief Compliance Officer
Libor Michalek	51	President
For the biographies of Messrs. Levchin and Michalek, see “Board of Directors and Corporate Governance—Continuing Directors.”
Michael Linford has served as our Chief Operating Officer since September 2024 and has served as our Chief Financial Officer since August 2018. Prior to joining Affirm, Mr. Linford held various leadership roles at HP Inc. (“HP”), a global provider of personal computing devices, and Hewlett Packard Enterprise Company (“HPE”), an enterprise information technology company, including Chief Financial Officer of HPE Software from March 2017 to May 2018 and Vice President of M&A Integration at HPE from 2015 to March 2017. Mr. Linford also served as Vice President, License Verification and Strategic Deals of Micro Focus International plc, a software and information technology company, from September 2017 to May 2018. Prior to HP, Mr. Linford served as a Principal at KKR & Co., a global investment company, focusing on retail and consumer private equity, and as a Business Analyst at McKinsey & Company, focusing on the consumer, retail and energy sectors.
Katherine Adkins has served as our Chief Legal Officer and Chief Compliance Officer since July 2021. Prior to her appointment as Chief Legal Officer and Chief Compliance Officer, Ms. Adkins served as Vice President, Legal and Bank Strategy and Deputy General Counsel, Legal Platform Services from 2019 to July 2021. Prior to joining Affirm, Ms. Adkins served as Group Vice President, General Counsel and Secretary of Toyota Financial Services from 2009 to 2019. Ms. Adkins has more than 30 years of experience in the automotive, financial services, and financial technology industries.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for our CEO, our Chief Financial Officer, and our next two most highly compensated executive officers (other than our CEO and Chief Financial Officer), whom we refer to as our named executive officers. For fiscal 2024, our named executive officers were:

Name[1]	Position
Max Levchin	Founder, CEO and Chairman of the Board of Directors
Michael Linford	Chief Operating Officer and Chief Financial Officer[2]
Libor Michalek	President and Director
Katherine Adkins	Chief Legal Officer and Chief Compliance Officer
(1)    We had only four “executive officers” as defined in Rule 3b-7 under the Exchange Act during fiscal 2024 and therefore had only four named executive officers for that fiscal year.
(2)    Mr. Linford has served as our Chief Operating Officer since September 2024.
Executive Summary
Who We Are
We founded Affirm in 2012 with a mission to deliver honest financial products that improve lives. We are building the next generation payment network. We believe that by using modern technology, strong engineering talent, and a mission-driven approach, we can reinvent payments and commerce. Our solutions, which are built on trust and transparency, are designed to make it easier for consumers to spend responsibly and with confidence, easier for merchants and commerce platforms to convert sales and grow, and easier for commerce to thrive.
Fiscal 2024 Business Highlights
Fiscal 2024 was a year marked by significant achievements across our business. Fiscal 2024 business highlights included the following:
Financial Highlights
•Total revenue was $2.3 billion, an 46% increase from the fiscal year ended June 30, 2023 (“fiscal 2023”)
•Total revenue less transaction costs* was $994.5 million compared to $675.5 million in fiscal 2023
•Operating loss was $615.8 million compared to $1,200.9 million in fiscal 2023
•Adjusted operating income* was $380.9 million compared to an adjusted operating loss of $72.3 million in fiscal 2023
•Net loss was $517.8 million compared to $985.3 million in fiscal 2023
Operating Highlights
•Gross merchandise volume (“GMV”)** was $26.6 billion, a 32% increase from fiscal 2023
•Active consumers increased 14% from June 30, 2023 to 18.7 million consumers as of June 30, 2024
•Transactions per active consumer increased 26% from June 30, 2023 to approximately 4.9 transactions as of June 30, 2024
*    Refer to Appendix A for additional discussion of total revenue less transaction costs and adjusted operating loss, which are non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measures.
**    GMV is a key operating metric that we define as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by us. However, we believe that GMV is a useful operating metric to both us and investors in assessing the volume of transactions that take place on the Affirm platform, which is an indicator of the success of our merchants and the strength of the Affirm platform.
Fiscal 2024 Executive Compensation Highlights
The Compensation Committee took the following key actions with respect to the compensation of our named executive officers for and during fiscal 2024:
•Base Salaries. In connection with the Compensation Committee's annual review of our executive compensation program, the Committee maintained the annual base salaries of our named executive officers (other than our CEO)

at their fiscal 2023 levels. In June 2023, the Board increased our CEO's base salary effective as of July 1, 2023 to align with minimum wage requirements under applicable San Francisco laws in effect at that time.
•Annual Cash Incentive Plan. The Compensation Committee approved annual cash incentive plan payments for our named executive officers (other than our CEO) based on achievement of short-term financial and operational performance targets set by the Compensation Committee. Our named executive officers achieved fiscal 2024 payout percentages of 130.3% out of a possible maximum of 150% of target cash incentive plan opportunities.
•Long-Term Incentive Compensation. The Compensation Committee approved grants of time-vesting options to purchase shares of our Class A common stock to our named executive officers (other than our CEO) and time-vesting grants of restricted stock units (“RSUs”) to some of our named executive officers (other than our CEO), subject to time-based vesting conditions that, upon vesting, will settle in shares of our Class A common stock. Equity awards granted in fiscal 2024 to our named executive officers (other than our CEO) serve to align the interests of our named executive officers with those of our stockholders and help to retain our executives over the four-year vesting period.
Say-on-Pay
In setting the fiscal 2024 compensation for our named executive officers, the Compensation Committee considered feedback from our stockholders and the result of our most recent Say-on-Pay vote. Our fiscal 2023 Say-on-Pay vote reflected 96.0% support from our stockholders, based on the percentage of the stockholder votes present in person or by proxy and entitled to vote that were cast in favor of the proposal. The Compensation Committee believes this indicates that our stockholders generally support the philosophy, strategy, objectives, and administration of our executive compensation programs.
Pay-for-Performance
We believe our compensation program attracts, motivates, rewards and retains our executives by aligning their interests with those of stockholders. To ensure this alignment, to motivate individual initiative and effort, and reward results, a substantial portion of our named executive officers’ target annual total direct compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our named executive officers through two separate compensation elements:
•First, our named executive officers (other than our CEO) participate in our annual cash incentive plan, which provides those officers with the opportunity to earn cash incentive payments based on achievement of short-term financial and operational performance targets set by the Compensation Committee. The performance measures, including the funding gate, applicable to our cash incentive plan in fiscal 2024 are described below.
•Second, for our named executive officers (other than our CEO), we grant time-vesting options to purchase shares of our Class A common stock and, for some of our named executive officers (other than our CEO), time-vesting RSUs that will settle in shares of our Class A common stock. The options granted in fiscal 2024 vest 1/4 of the shares on the one-year anniversary of the vesting commencement date and the remaining 3/4 of the shares vest in equal monthly installments over the subsequent three years, and the RSUs granted in fiscal 2024 vest 1/4 of the shares on the one-year anniversary of the vesting commencement date and the remaining 3/4 of the shares vest in equal quarterly installments over the subsequent three years, subject to the recipient’s continued service as of each vesting date. The value of these awards is closely linked to the value of our Class A common stock, thereby aligning the interests of our named executive officers with those of our stockholders.
We believe that this design provides balanced incentives for our named executive officers to drive both short-term financial performance and long-term growth.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our key executive compensation-related policies and practices:

What We Do
✓
Maintain an Independent Compensation Committee. During fiscal 2024, the Compensation Committee consisted solely of independent directors who establish our executive compensation policies and practices.

✓
Retain an Independent Compensation Consultant. The Compensation Committee retains its own compensation consultant to provide information, analysis, and other advice on executive compensation matters independent of management. This consultant performed no other consulting or other services for us in fiscal 2024.

✓
Conduct an Annual Executive Compensation Review. The Compensation Committee reviews and approves our executive compensation strategy at least annually. This assessment includes a review and determination of our compensation peer group used for comparative purposes.

✓
Conduct an Annual Compensation-Related Risk Assessment. The Compensation Committee reviews our compensation-related risk profile to ensure that our compensation program does not encourage excessive or inappropriate risk-taking and that the level of risk that it does encourage is not reasonably likely to have a material adverse effect on us.

✓
Significant Portion of Target Total Direct Compensation “At-Risk”. A significant portion of our named executive officers’ target annual total direct compensation is “at risk” based on our financial and operational results and our stock price performance to align the interests of our named executive officers with those of our stockholders.

✓
Stock Ownership Guidelines. We maintain stock ownership guidelines for our executive officers and members of our Board to further align the interests of those individuals with those of our stockholders.

✓
Establish Multi-Year Vesting Requirements. The equity awards granted to our named executive officers vest or, in the case of our CEO, are earned, over multi-year periods, consistent with current market practice and our retention objectives.

✓
Maintain “Double-Trigger” Change in Control Arrangements. All payments and other benefits that our named executive officers may be eligible to receive under our Officer Severance Plan in the event of a change in control of the Company are “double-trigger” arrangements (requiring both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid). All such payments and benefits are subject to the execution and delivery of an effective general release of claims in favor of the Company.

✓
Provide Only Nominal Cash Compensation to Our CEO. Our CEO receives only a nominal cash base salary and does not participate in our annual cash incentive plan. In fiscal 2021, we granted a special equity award to our CEO, which is divided into ten tranches that our CEO may earn by satisfying a performance condition within a five-year period from the date of grant. Therefore, substantially all of our CEO’s compensation is “at-risk” and performance based.

✓	Conduct Succession Planning. We review the risks associated with our key executive officer positions in order to develop and implement appropriate succession plans for our most critical positions.

What We Don’t Do
✗
No Executive Retirement Plans. We do not currently offer defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our named executive officers. Our named executive officers are eligible to participate in our 401(k) retirement plan on the same basis as our other employees, which includes eligibility to receive annual employer profit share contributions in their 401(k) plan accounts.

✗
Limited Perquisites. Perquisites or other personal benefits are not a significant part of our compensation program for our named executive officers. While the Company provides our CEO with personal security services, the Compensation Committee believes that amounts paid by the Company for these security services have been reasonable, necessary and for the Company’s benefit.

✗
No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide our named executive officers with excise tax reimbursement payments (including “gross-ups”) for any such taxes on payments or benefits that are contingent upon a change in control of the Company.

✗
No Special Health or Welfare Benefits. We do not provide our named executive officers with any health or welfare benefit programs, other than participation in our broad-based employee programs on the same basis as our other full-time, salaried employees.

✗
No Hedging of Company Stock. Under our Insider Trading Policy, our employees, including our named executive officers, and the members of our Board are prohibited from making short sales and engaging in transactions in publicly traded options, warrants, puts and calls or similar instruments with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding our common stock.

Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for high and demonstrable performance. We strive to compensate our named executive officers in a manner that is competitive, rewards achievement of our business objectives, and aligns the interests of our named executive officers with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•provide market competitive compensation and benefit levels that will attract, motivate, reward and retain our named executive officers within the context of responsible cost management;
•establish a direct link between our financial and operational objectives and the compensation of our named executive officers;
•align the interests and objectives of our named executive officers with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance; and
•offer total compensation opportunities to our named executive officers that are competitive, internally consistent and fair.
Generally, we structure the annual compensation of our named executive officers using three principal elements: base salary, annual cash incentive opportunities, and long-term incentive compensation opportunities in the form of equity awards.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers (other than our CEO). The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating and approving the compensation plans, policies and practices applicable to our named executive officers (other than our CEO). The independent members of our Board discharge the responsibilities of our Board relating to the compensation of our CEO.
In carrying out its responsibilities, the Compensation Committee (or, in the case of our CEO, the independent directors) evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy. The Compensation Committee also develops strategies and makes decisions that it believes further our philosophy taking into consideration best compensation practices. The Compensation Committee reviews the performance of our named executive officers when making decisions with respect to their compensation and recommendations for the compensation of our CEO.
The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised as warranted. The charter is available on the “Corporate Governance” section of our investor relations website at investors.affirm.com/corporate-governance/governance-overview.
The Compensation Committee retains a compensation consultant (as described below) to provide support in the review and assessment of our executive compensation program; however, the Compensation Committee (or, in the case of our CEO, the independent directors) exercises its own judgment in making final decisions with respect to the compensation of our named executive officers.
Role of Management
In discharging its responsibilities, the members of the Compensation Committee work with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to base salaries, annual cash incentive compensation, and long-term incentive compensation opportunities, and other compensation-related matters for our named executive officers (except with respect to his own compensation).
At least once each fiscal year, our CEO reviews the performance of our other named executive officers based on such individual’s level of success in accomplishing business objectives and his or her overall performance and then shares these evaluations with, and makes compensation recommendations to, the Compensation Committee. The members of the Compensation Committee review and discuss our CEO’s proposals and recommendations with our CEO and consider them as one factor in determining and approving the compensation of our named executive officers (other than our CEO). Our CEO also generally attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of the Compensation Consultant
The members of the Compensation Committee have the authority to retain an external compensation consultant to assist them by providing information, analysis and other advice relating to the compensation of our named executive officers, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In fiscal 2024, the Compensation Committee engaged Semler Brossy, a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our named executive officers, and with the data analysis and selection of the compensation peer group.
During fiscal 2024, representatives of Semler Brossy attended the meetings of the Compensation Committee, both with and without management present, as requested and provided various services, including the following:
•the review, analysis, and selection of our compensation peer group;
•the review and analysis of the base salary levels, annual cash incentive opportunities, and long-term incentive compensation opportunities of our named executive officers against competitive market data based on the companies in our compensation peer group and in selected compensation surveys;
•an assessment of executive compensation trends within our industry, and update on corporate governance and regulatory issues and developments;
•an executive compensation risk assessment;
•consultation with the Compensation Committee chair or the independent directors between meetings;
•the review and input into the design of our incentive plans; and
•support on other ad hoc matters throughout the fiscal year.
The terms of Semler Brossy’s engagement include reporting directly to the Compensation Committee chair. Other than as described above, during fiscal 2024, Semler Brossy did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Semler Brossy to assess Semler Brossy’s independence from management. This evaluation process included a review of the services that Semler Brossy provided during fiscal 2024 and the fees associated with those services. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Semler Brossy.
Setting Base Salaries, Annual Incentive Compensation Opportunities and Long-Term Incentive Compensation Opportunities
The Compensation Committee reviews the base salary levels, annual incentive compensation opportunities and long-term incentive compensation opportunities of our named executive officers at the beginning of each calendar or fiscal year, or more frequently as warranted. Adjustments are generally effective at the beginning of the calendar or fiscal year, as applicable.
The Compensation Committee does not establish a specific target for formulating the base salaries, annual incentive compensation opportunities and long-term incentive opportunities of our named executive officers. In making decisions about the compensation of our named executive officers (other than the compensation of our CEO), the members of the

Compensation Committee consider a variety of factors, including the following:

Factors Considered by the Compensation Committee in Determining Compensation
•our executive compensation program objectives
•our performance against the financial and operational objectives established by our Board
•each individual named executive officer’s knowledge, skills, experience, qualifications and tenure
•the scope of each named executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and in selected compensation surveys

•the prior performance of each individual named executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values

•the potential of each individual named executive officer to contribute to our long-term financial and operational objectives
•compensation parity among our named executive officers
•our financial performance relative to our compensation and performance peers
•the compensation practices of our compensation peer group and in selected compensation surveys and the positioning of each named executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data

•the recommendations of our CEO with respect to the compensation of our named executive officers (except with respect to his own compensation)
These factors provide the framework for compensation decision-making regarding the compensation opportunity for each named executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of compensation levels quantifiable.
The members of the Compensation Committee do not weigh these factors in any predetermined manner, nor do they apply any formulas in making their compensation decisions or recommendations. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each named executive officer and business judgment in making their decisions and recommendations.
The members of the Compensation Committee do not engage in benchmarking against other companies’ compensation programs or practices to set compensation levels or make specific compensation decisions with respect to our named executive officers. Instead, in making its determinations, the members of the Compensation Committee review information summarizing the compensation at a representative group of peer companies and in selected compensation surveys, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, to gain a general understanding of market compensation levels.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing the compensation of our named executive officers against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists primarily of technology and fintech companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is only one of several factors considered in making decisions and recommendations with respect to the compensation of our named executive officers.
The compensation peer group for purposes of setting fiscal 2024 compensation of our named executive officers, which was developed by the Compensation Committee in May 2023 with the assistance of Semler Brossy, was composed of publicly traded technology companies in related or adjacent industries as us, with similar size as measured by revenue and market capitalization. This fiscal 2024 compensation peer group consisted of the following companies:

Fiscal 2024 Peer Group(1)

Bill.com Holdings	MarketAxess Holdings	Paycom Software	Twilio(2)
Block	MongoDB	Paylocity Holding	Upstart Holdings
Box(2)	New Relic(2)	Shopify	WEX
Dropbox	Okta	SoFi Technologies	Zscaler
HubSpot	Opendoor(2)	Tradeweb Markets
(1)    The following companies were removed from the peer group used to evaluate fiscal 2024 compensation decisions: Coupa, Datadog, Fair Isaac, Paychex, The Trade Desk and Zendesk. These companies were removed due to a difference in size and scale, relevance, or lack of available compensation data following an acquisition.
(2)    Represents a new peer company for fiscal 2024, which was selected based on the peer group selection criteria outlined above.
This compensation peer group was used by the Compensation Committee and independent directors as a reference for understanding the competitive market for executive positions in our industry. The Compensation Committee and independent directors also reviewed survey data from Radford Global Technology Survey for software companies with similar size, scale, complexity, and geographic location as a reference when determining the total compensation packages for our named executive officers, including base salary, annual cash incentive opportunities and long-term incentive compensation opportunities.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the compensation peer group.
Compensation Elements
Generally, our executive compensation program consists of three principal elements – base salary, annual cash incentive opportunities, and long-term incentive compensation in the form of equity awards:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Attract and retain executives by providing fixed compensation amounts that are competitive in the market and reward performance
Annual Cash Incentive Opportunities	Variable	Cash	Motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these objectives
Long-Term Incentive Compensation in the Form of Equity Awards	Variable	Equity awards in the form of options to purchase shares of our Class A common stock and, for some named executive officers, RSU awards that settle for shares of our Class A common stock	Align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value

Base Salary
Base salary represents the fixed portion of the compensation of our named executive officers and is intended to attract and retain highly talented individuals. Generally, we use base salary to provide each named executive officer with a specified level of cash compensation during the fiscal year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salary of each of our named executive officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the members of the Compensation Committee review the base salaries of our named executive officers each year as part of its annual review of our executive compensation program. With input from our CEO (except with respect to his own base salary), the Compensation Committee makes adjustments to base salary as they determine to be reasonable and necessary to reflect the scope of a named executive officer’s performance, individual contributions and responsibilities. The Compensation Committee also considers positioning in the case of a promotion and market conditions.
In June 2023, the Compensation Committee reviewed the base salaries of our named executive officers, taking into consideration a competitive market analysis prepared by Semler Brossy and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process—Setting Base Salaries, Long-Term Incentive Compensation Opportunities and Annual Incentive Compensation Opportunities” above. Following this review, the Compensation Committee determined to maintain the base salaries of each of our named executive officers (other than our CEO’s base salary which was adjusted by our Board, effective as of July 1, 2023, to comply with minimum wage requirements under applicable San Francisco laws in effect at that time).
During fiscal 2024, the base salaries of our named executive officers were as follows:

Named Executive Officer	Fiscal 2023 Ending Base Salary ($)	Fiscal 2024 Base Salary ($)	Percentage Adjustment (%)
Max Levchin	35,340	37,586	6%
Michael Linford	475,000	475,000	—%
Libor Michalek	475,000	475,000	—%
Katherine Adkins	425,000	425,000	—%

The base salaries paid to our named executive officers during fiscal 2024 are set forth in the “Fiscal 2024 Summary Compensation Table” below.
Annual Cash Incentive Plan Opportunities: Cash Incentive Plan
We use a cash incentive plan to provide our named executive officers (other than our CEO) with the opportunity to earn cash incentive plan awards based upon the achievement of Company short-term financial and operational performance goals. We use the cash incentive plan to motivate our named executive officers (other than our CEO) to achieve our financial and operational performance goals. Mr. Levchin does not participate in the cash incentive plan.
Pursuant to the cash incentive plan, the Compensation Committee establishes a target cash incentive plan opportunity for each participant in the plan with actual awards payable based on actual performance against established financial and operational goals during the applicable performance period. For fiscal 2024, the performance period was July 1, 2023 through June 30, 2024.
To be eligible to earn cash incentive plan awards, a participant must remain continually employed by us through the end of the applicable performance period. Earned cash incentive plan awards, if any, are paid in cash within two and one-half months following the end of the applicable performance period and after the Compensation Committee has determined and certified the level of performance achieved and the amount of the cash incentive plan awards earned.
Fiscal 2024 Target Cash Incentive Plan Opportunities
Pursuant to the cash incentive plan, the Compensation Committee established a target cash incentive plan opportunity for each named executive officer (other than our CEO) based upon a specific percentage of each named executive officer’s actual base salary paid during the applicable performance period. In setting these percentages, the Compensation Committee took into consideration a competitive market analysis prepared by Semler Brossy and the recommendations of our CEO, as well as the other factors described in “Compensation-Setting Process—Setting Base Salaries, Long-Term Incentive Compensation Opportunities and Annual Incentive Compensation Opportunities” above. Taking those factors into consideration, the Compensation Committee decided to retain for fiscal 2024 the same target cash incentive plan opportunity percentages for the named executive officers as were in effect at the end of fiscal 2023.

The target cash incentive plan opportunities of our named executive officers for fiscal 2024 were as follows:

Named Executive Officer	Fiscal 2024 Target Cash Incentive Plan Opportunity (as a percentage of base salary)	Fiscal 2024 Target Cash Incentive Plan Opportunity ($)
Max Levchin(1)	—	—
Michael Linford	75%	356,250
Libor Michalek	75%	356,250
Katherine Adkins	60%	255,000
(1)    Mr. Levchin does not participate in the cash incentive plan.
Performance Measures
During fiscal 2024, participants in the cash incentive plan were eligible to receive cash incentive plan awards based upon Company achievement against important financial and operational performance measures selected by the Compensation Committee. In September 2023, the Compensation Committee selected three performance measures for the fiscal 2024 cash incentive plan: network size (weighted 50%); total revenue (weighted 25%); and adjusted operating income (loss) (weighted 25%). In addition to the selected corporate measures, the Compensation Committee also established a funding gate, whereby no payout under the cash incentive plan would occur unless the Company achieved a certain level of adjusted operating income. The Compensation Committee believed these performance measures were appropriate because they were strong indicators of the successful execution of our business objectives for fiscal 2024. The Compensation Committee also believed these measures provided a strong emphasis on growth while managing expenses and strengthening our customer and merchant relationships. Lastly, the Compensation Committee believed these measures would influence the creation of sustainable long-term stockholder value.
The performance measures for fiscal 2024 were defined as follows:

Fiscal 2024 Performance Measures
Network size: a blended measure of active consumers, gross merchandise volume, and revenue less transaction costs where:
–“active consumers” meant the total number of consumers who engaged in at least one transaction on the Company’s platform during fiscal 2024;
–“gross merchandise volume” meant total dollar amount of all transactions on the Company’s platform during fiscal 2024, net of refunds; and
–“revenue less transaction costs” meant total net revenue less the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense, each determined in accordance with GAAP for fiscal 2024

Total revenue: our GAAP total net revenue for fiscal 2024, as reflected in our audited financial statements for fiscal 2024
Adjusted operating income (loss): our GAAP operating income (loss) for fiscal 2024, adjusted to exclude:
–depreciation and amortization expense
–stock-based compensation expense included in GAAP operating income (loss)
–amortization expense associated with a commercial agreement asset
–expense associated with cash incentive plan awards earned during fiscal 2024
–certain other items as set forth in the reconciliation of adjusted operating income (loss) to GAAP operating income (loss) included in Appendix A to this proxy statement

In September 2023, the Compensation Committee set the adjusted operating income funding gate level and the threshold, target, and stretch achievement level for each of the performance measures for fiscal 2024. If achievement against the adjusted operating income funding gate was at or above the level set by the Compensation Committee, the cash incentive plan would be funded. A performance multiplier would apply based on the performance measures and actual performance achievement relative to the measures. The performance multiplier was to be determined based on weighted average actual performance against the three performance measures. The performance multiplier could range from 50%, if the minimum, or threshold, level of performance was achieved for all three measures, to 150%, if the Company met or exceeded the maximum, or stretch, level of performance for all three measures. The performance multiplier was 100% if a target level of performance was achieved for all three measures. Achievement levels and performance multiplier percentages for performance between the threshold and target performance levels and between the target and stretch performance levels were to be calculated using straight-line interpolation. For fiscal 2024, the Compensation Committee set the adjusted operating income funding gate level at $0. The threshold, target, and stretch performance levels for each of the three performance measures are set forth in the table below:

Performance Measure	Threshold	Target	Stretch
Network Size	90%	100%	110%
Total Revenue (in billions)	$1.8	2.0	2.2
Adjusted Operating Income (in millions)	$13.6	27.1	40.7
Cash Incentive Plan Payments
Under the cash incentive plan, payments are made based on our performance with respect to each of the performance measures and the extent to which each objective was achieved for the year. The Compensation Committee did not make any discretionary adjustments to the cash incentive plan payments made to the named executive officers during fiscal 2024.
The actual performance, percentage achievement and applicable performance multipliers with respect to each performance measure, as determined by the Compensation Committee based on actual Company performance, are set forth in the table below.

Performance Measure	Weighting	Actual Performance	Percentage Achievement versus Target Performance	Applicable Performance Multiplier
Network Size	50%	102.1%	102.1%	110.5%
Total Revenue	25%	$2.3 billion	115.0%	150.0%
Adjusted Operating Income	25%	$380.9 million	1405.5%	150.0%
Total	100%	—	431.2%	130.3%
The following table sets forth the target cash incentive plan opportunities and the actual cash incentive plan payments made to our named executive officers for fiscal 2024:

Named Executive Officer	Target Cash Incentive Plan Opportunity (as a percentage of base salary)	Target Cash Incentive Plan Opportunity ($)	Actual Cash Incentive Plan Payment (as a percentage of Target Cash Incentive Plan Opportunity)	Actual Cash Incentive Plan Payment ($)
Max Levchin	—%	—	—%	—
Michael Linford	75%	356,250	130.3%	464,443
Libor Michalek	75%	356,250	130.3%	464,443
Katherine Adkins	60%	255,000	130.3%	332,444

Long-Term Equity Incentive Compensation
As a technology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate, reward, and retain qualified and experienced executives. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our named executive officers for long-term corporate performance based on the value of our Class A common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards serve as an incentive for our named executive officers to create sustainable value for our stockholders. Equity awards also help us retain our named executive officers in a highly competitive market.
Chief Executive Officer Long-Term Equity Award
As previously disclosed in the proxy statement for our 2021 Annual Meeting of Stockholders, we granted a special equity award to our CEO in advance of our IPO in fiscal 2021 (the “Value Creation Award”).
The Value Creation Award is divided into ten tranches that Mr. Levchin may earn by satisfying a performance condition within a five-year period from the date of grant. Once earned as a result of satisfying the performance condition, each earned tranche of Mr. Levchin’s Value Creation Award becomes vested and exercisable over a five-year period commencing on the date of grant, subject to Mr. Levchin’s continued service to the Company, in annual amounts equal to 15%, 15%, 20%, 25%, and 25%, respectively. The performance condition for each tranche is satisfied on the date the 90 average trading day volume weighted share price of our Class A common stock exceeds an established stock price hurdle. These stock price hurdles, which were set based on a target percentage of growth from the IPO price of $49 per share, ranging from $65.66 per share to $371.91 per share. Each stock price hurdle will be equitably adjusted to reflect any stock splits, stock dividends or other restructurings impacting our Class A common stock. Any portion of the Value Creation Award that has not been earned by the fifth anniversary of the grant date will be forfeited. As of June 30, 2024, the first four tranches of the Value Creation Award had been earned. No tranches were earned in fiscal 2024.
Long-Term Equity Awards of Our Other Named Executive Officers
In fiscal 2024, as long-term incentives for our named executive officers (other than our CEO), we used options and, for some named executive officers, time-vesting RSU awards that settle in shares of our Class A common stock. We believe that because options provide for an economic benefit only in the event that our stock price increases over the exercise price of the option, these awards effectively align the interests of these named executive officers with those of our stockholders and provide these named executive officers with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. In addition, because the intrinsic value of RSU awards increases in tandem with any increase in the value of the underlying shares, RSU awards can also provide incentives that are aligned with the interests of our stockholders.
In determining the size of the equity awards to be granted to our named executive officers, the Compensation Committee considers various factors, including a competitive market analysis prepared by Semler Brossy, the outstanding equity holdings of each named executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and the other factors described in “Compensation-Setting Process—Setting Base Salaries and Long-Term Incentive Compensation Opportunities” above. Based upon these factors, the Compensation Committee determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. For fiscal 2024, the Compensation Committee took into account the individual preferences of each NEO (other than our CEO) when determining the specific mix of stock option and/or RSU awards granted to that NEO.
Total Equity Awards Granted in Fiscal 2024

Named Executive Officer	Option Shares (#)	RSUs (#)
Max Levchin	—	—
Michael Linford	459,627	—
Libor Michalek	459,627	—
Katherine Adkins	118,012	81,370
The equity awards granted to our named executive officers during fiscal 2024 are also set forth in the “Fiscal 2024 Summary Compensation Table” and the “Fiscal 2024 Grants of Plan-Based Awards Table” below.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, vision, and business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life, accidental death and dismemberment, and short-term and long-term disability insurance.
We also maintain a Section 401(k) retirement plan (the “401(k) Plan”) that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. We also may make annual employer profit share contributions to eligible employees’ 401(k) plan accounts under our 401(k) Plan.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
We pay for personal security services for Mr. Levchin. We consider the security services provided to Mr. Levchin to be a reasonable and necessary expense for the Company’s benefit.
Except as noted above, we provide only limited perquisites and other personal benefits to our named executive officers.

Other Compensation Policies
Prohibition of Hedging of Securities
Under our Insider Trading Policy, our employees, including officers, and the members of our Board are prohibited from making short sales and engaging in transactions in publicly traded options, warrants, puts and calls or similar instruments with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding our common stock.
Timing of Stock Option Grants
Annual grants of stock options are approved by the Compensation Committee during its regularly scheduled meeting each September (or, alternatively, by a unanimous written consent executed during the month of September) following our late-August fiscal year-end earnings announcement. We also occasionally grant stock options outside of our annual award cycle for new hires, promotions, recognition or retention purposes, and those grants are approved only during an open trading window period. We do not grant stock options in anticipation of the release of material nonpublic information about the Company, and we do not time the public release of such information based on stock option grant dates.

Clawback Policy
The Affirm Holdings, Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) was adopted effective December 1, 2023 in accordance with the rules adopted by the SEC and the listing standards established by Nasdaq. The Clawback Policy provides that, in the event of a material accounting restatement, we will be entitled to recover from our current or former executive officers, as defined in Rule 16a-1 under the Exchange Act, certain incentive-based compensation that was erroneously awarded during the three completed fiscal years preceding the date that we concluded that such a restatement was required.
Stock Ownership Guidelines
In November 2020, we adopted stock ownership guidelines for our executive officers and members of our Board to further align the interests of those individuals with those of our stockholders. Directors and executive officers have five years from the later of the date of adoption of our stock ownership guidelines or the date they are appointed as a director or executive officer of the Company to achieve compliance with the guidelines.
For purposes of assessing compliance with our stock ownership guidelines, equity ownership includes shares of common stock as to which the director and/or executive officer or his or her spouse or child has a direct or indirect pecuniary interest and shares of common stock issuable upon the settlement of unvested RSUs.

Role	Stock Ownership Guidelines
Non-Employee Director	5x annual retainer
Chief Executive Officer	5x annual base salary
Executive Officer	3x annual base salary

Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to anyone serving as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated executive officers, except for certain grandfathered arrangements (i.e., written binding contracts in effect on November 2, 2017 that have not been modified in any material respect after that date) and certain compensation paid pursuant to a compensation plan in existence before the effective date of our IPO, will not be deductible to the extent it exceeds $1 million. In fiscal 2024, the Compensation Committee considered the potential future effects of Section 162(m) when determining named executive officer compensation and the Compensation Committee is expected to consider the potential future effects of Section 162(m) when determining future named executive officer compensation. However, the Compensation Committee believes that maintaining the discretion to provide compensation that is non-deductible allows it to provide compensation tailored to the needs of the Company.
Regardless of our intent, there is no guarantee that incentive bonuses or awards, equity-based compensation or other compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the IRS. In addition, changes in applicable tax laws and regulation, and interpretations of such laws and regulation, as well as other factors beyond our control may affect the deductibility of executive compensation.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, FASB ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to members of our Board, our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions, the Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this proxy statement and the Company’s Annual Report on Form 10-K for our fiscal year ended June 30, 2024.
Compensation Committee
Jeremy Liew (Chair)
Brian D. Hughes
Christa S. Quarles
Jacqueline D. Reses

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows the compensation awarded to, earned by or paid to our named executive officers for fiscal 2024, 2023 and 2022, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Max Levchin	2024	37,586	—	—	—	—	482,334	519,920
CEO	2023	35,340	—	—	—	—	374,467	409,807
	2022	29,122	—	—	—	—	449,143	478,265
Michael Linford	2024	475,000	—	—	7,399,995	464,443	—	8,339,438
Chief Operating Officer and Chief Financial Officer(4)	2023	475,000	—	2,499,986	2,499,998	—	—	5,474,984
	2022	457,500	—	—	6,499,994	367,315	—	7,324,809
Libor Michalek	2024	475,000	—	—	7,399,995	464,443	—	8,339,438
President	2023	475,000	—	2,499,986	2,499,998	—	—	5,474,984
	2022	470,000	—		6,499,994	377,351	—	7,347,345
Katherine Adkins	2024	425,000	—	1,899,990	1,899,993	332,444	—	4,557,427
Chief Legal Officer and Chief Compliance Officer	2023	425,000	—	1,499,987	1,499,999	—	—	3,424,986
	2022	395,000	—	4,000,038	4,068,849	234,172	—	8,698,059
(1)The amounts reported represent the aggregate grant date fair value of RSU awards and options awarded to the named executive officers during the fiscal years ended June 30, 2024, 2023 and 2022, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2024. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officer upon the sale of any of the underlying shares of Class A common stock.
(2)The Compensation Committee determined that the total revenue funding gate was not achieved in and therefore did not make any annual cash incentive plan payments for fiscal 2023.
(3)The fiscal 2024 amount reported includes $477,015 in personal security services, a $5,000 401(k) plan employer profit share contribution, and a $319 product testing stipend provided to Mr. Levchin. Although reported in this column as compensation paid to Mr. Levchin, the Company considers the cost of the personal security services to be a business expense and not a personal benefit to Mr. Levchin.
(4)Mr. Linford has served as our Chief Operating Officer since September 2024.

Grants of Plan-Based Awards During Fiscal 2024
The following table provides information concerning each grant of an award made during fiscal 2024 to our named executive officers under any incentive or equity compensation plan. This information supplements the information about these awards set forth in the Fiscal 2024 Summary Compensation Table.

Name	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock Awards ($)(3)
			Threshold ($)	Target ($)	Max ($)
Max Levchin	—	—	—	—	—	—	—	—	—
Michael Linford	7/1/23	9/16/24	178,125	356,250	534,375	—	—	—	—
	9/13/23	9/13/23	—	—	—	—	459,627	23.35	7,399,995
Libor Michalek	7/1/23	9/16/24	178,125	356,250	534,375	—	—	—	—
	9/13/23	9/13/23	—	—	—	—	459,627	23.35	7,399,995
Katherine Adkins	7/1/23	9/16/24	127,500	255,000	382,500	—	—	—	—
	9/13/23	9/13/23	—	—	—	—	118,012	23.35	1,899,993
	9/13/23	9/13/23	—	—	—	81,370	—	—	1,899,990
(1)Reflects threshold, target and maximum potential payments for awards granted under the cash incentive plan as described under “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Opportunities: Cash Incentive Plan.” Under the terms of the cash incentive plan, the named executive officers (other than Mr. Levchin) are eligible to receive cash awards subject to the achievement of pre-established performance measures.
(2)All RSU awards and options were granted pursuant to the 2012 Stock Plan.
(3)The amounts reported represent the aggregate grant date fair value of the RSU awards and options granted to the named executive officers calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2024. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officer upon the sale of any of the underlying shares of Class A common stock.

Outstanding Equity Awards as of Fiscal 2024 Year-End
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remained outstanding as of June 30, 2024.

	Option Awards(1)							Stock Awards(1)
Name	Grant Date	Vesting Commence- ment Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Max Levchin	1/12/21(2)	1/12/21	4,000,000	—	8,500,000	49.00	1/21/31	—	—
Michael Linford	8/27/18	8/27/18	1,128,870	—	—	5.39	8/27/28	—	—
	11/18/20(6)	1/1/21	—	—	—	—	—	33,062	998,803
	1/12/21(6)	1/1/21	173,572	130,179	—	49.00	1/13/31	—	—
	6/8/22(5)	7/1/22	514,373	22,373	—	23.33	6/8/32	—	—
	9/16/22(4)	9/1/22	89,576	115,174	—	22.30	9/16/32	—	—
	9/16/22(4)	9/1/22	—	—	—	—	—	63,061	1,905,073
	9/13/23(3)	9/1/23	—	459,627	—	23.35	9/13/33	—	—
Libor Michalek	11/17/17	10/9/17	200,000	—	—	2.04	11/17/27	—	—
	12/17/19(4)	12/4/19	525,000	75,000	—	8.80	12/17/29	—	—
	11/18/20(6)	1/1/21	—	—	—	—	—	42,245	1,276,221
	1/12/21(6)	1/1/21	277,231	166,340	—	49.00	1/13/31	—	—
	6/8/22(5)	7/1/22	514,373	22,373	—	23.33	6/8/32	—	—
	9/16/22(4)	9/1/22	89,576	115,174	—	22.30	9/16/32	—	—
	9/16/22(4)	9/1/22	—	—	—	—	—	63,061	1,905,073
	9/13/23(3)	9/1/23	—	459,627	—	23.35	9/13/33	—	—
Katherine Adkins	6/30/20	9/16/19	128,000	—	—	8.80	6/30/30	—	—
	6/1/21(4)	6/1/21	16,055	6,645	—	62.52	6/1/31	—	—
	6/24/21(4)	6/1/21	—	—	—	—	—	1,987	60,027
	1/4/22(4)	1/1/22	17,529	11,486	—	85.41	1/4/32	—	—
	1/4/22(4)	1/1/22	—	—	—	—	—	5,794	175,037
	4/22/22(4)	4/1/22	2,296	1,943	—	31.16	4/22/32	—	—
	6/8/22(5)	7/1/22	217,619	9,466	—	23.33	6/8/32	—	—
	6/8/22(5)	7/1/22	—	—	—	—	—	4,914	148,452
	9/16/22(4)	9/1/22	53,746	69,104	—	22.30	9/16/32	—	—
	9/16/22(4)	9/1/22	—	—	—	—	—	37,837	1,143,056
	9/13/23(3)	9/1/23	—	118,012	—	23.35	9/13/33	—	—
	9/13/23(7)	9/1/23	—	—	—	—	—	81,370	2,458,188
(1)All of the outstanding options and RSU awards were granted pursuant to the 2012 Stock Plan.
(2)Represents the Value Creation Award granted to Mr. Levchin. For details regarding the vesting of the Value Creation Award, see “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—CEO Long-Term Equity Award.”
(3)Vests with respect to 1∕4 of the shares of our Class A common stock underlying the option on the one-year anniversary of the vesting commencement date and the remaining 3∕4 of the shares underlying the option vest in equal monthly installments over the subsequent three years, in each case subject to continued service.
(4)Vests monthly at the rate of 1/48 of the shares of our Class A common stock underlying the grant following the vesting commencement date, subject to continued service.
(5)Vests monthly at the rate of 1/24 of the shares of our Class A common stock underlying the grant following the vesting commencement date, subject to continued service.
(6)Vests over four and 1/2 years, with the first 5% of each grant vesting after six months, and the remainder of each grant vesting in quarterly installments over the remaining four years, in annual aggregate amounts equal to 15%, 20%, 30% and 30%, respectively, in each case subject to continued service.
(7)Vests with respect to 1∕4 of the shares of our Class A common stock underlying the award on the one-year anniversary of the vesting commencement date and the remaining 3∕4 of the shares underlying the award vest in equal quarterly installments over the subsequent three years, in each case subject to continued service.

Option Exercises and Stock Vested During Fiscal 2024
The following table sets forth the number of shares of Class A common stock acquired and the value realized upon the exercise of options and the vesting of stock awards by each of our named executive officers for fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Max Levchin	—	—	—	—
Michael Linford	130,000	5,929,300	52,271	1,595,796
Libor Michalek	—	—	59,007	1,807,901
Katherine Adkins	—	—	81,397	2,417,400
(1)The value realized on exercise is calculated as the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of the options multiplied by the number of exercised shares.
(2)The value realized on vesting equals the closing price of our Class A common stock on the vesting date multiplied by the number of vested shares. The value realized on vesting is not necessarily indicative of value actually received by the named executive officer, as the named executive officer may choose to hold (rather than sell) some or all of the shares acquired upon vesting.
Potential Payments upon Termination or Change in Control
Annual Cash Incentive Plan
Our annual cash incentive plan provides that, in the event of a change in control of the Company, plan participants, including our named executive officers (other than our CEO), will receive a pro-rata cash incentive plan award determined based on the target or actual performance level, whichever is higher.
Officer Severance Plan
Potential Payments Upon Termination of Employment Within Change in Control Period
We have adopted an officer severance plan for certain of our officers, including our named executive officers, that provides for severance pay and benefits upon a qualifying termination of employment. Generally, if a named executive officer’s employment is terminated for any reason other than for cause (as defined below), death or disability within three months prior to or 12 months following the consummation of a change in control of the Company, which such period is referred to as the change in control period, or if the named executive officer resigns for good reason within the change in control period, then the officer severance plan provides for such named executive officer to receive:
•a lump sum cash severance payment equal to the sum of (i) the named executive officer’s annual base salary, as in effect immediately prior to the participant’s termination, multiplied by 150% for our CEO and 100% for each of our other named executive officers, plus (ii) a pro-rata amount of the named executive officer’s target annual cash incentive plan opportunity, if any, as in effect for the fiscal year in which his or her termination of employment occurs;
•payment or reimbursement of the cost of post-termination continued health benefits for a period of up to 18 months for our CEO and up to 12 months for each of our other named executive officers; and
•immediate acceleration of vesting of all of the then-unvested shares subject to each named executive officer’s then-outstanding time-based equity awards.
Potential Payments Upon Termination of Employment Outside of Change in Control Period
Generally, if a named executive officer’s employment is terminated for any reason other than for cause, death or disability outside of a change in control period, or, in the case of our CEO only, the named executive officer resigns for good reason (as defined below) outside of a change in control period, then the officer severance plan provides for such named executive officer to receive:
•a lump sum payment equal to the named executive officer’s annual base salary, as in effect immediately prior to the participant’s termination, multiplied by 100% for our CEO and 50% for each of our other named executive officers; and

•payment or reimbursement of the cost of post-termination continued health benefits for a period of up to 12 months for our CEO and six months for each of our other named executive officers.
Summary of Terms of Officer Severance Plan
In order to receive severance payments and benefits under the officer severance plan, a participant must timely execute and not revoke a release of claims in favor of the Company. In addition, the officer severance plan provides that, if any payment or benefits to a participant, including the payments and benefits under the officer severance plan, would constitute an “excess parachute payment” within the meaning of Section 280G of the Code and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits (1) will be reduced to the extent necessary so that no amount is subject to the excise tax, or (2) not reduced, whichever, after taking into account all applicable federal, state, and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.
Under the officer severance plan, “cause” means any of the following reasons (with any references to us interpreted to include any subsidiary or affiliate of ours):
•willful conduct by the participant constituting a material act of misconduct in connection with the performance of the participant’s duties, including, without limitation, misappropriation of funds or property of us or any of its subsidiaries or affiliates other than the occasional, customary, and de minimis use of our property for personal purposes;
•the conviction of, or plea of guilty or no contest to, any felony or any crime involving moral turpitude, deceit, dishonesty, or fraud, or any conduct by the participant that would reasonably be expected to result in material injury or reputational harm to us or any of our subsidiaries and affiliates if the participant was retained in the participant’s position;
•continued non-performance by the participant of his or her duties to us (other than by reason of his or her physical or mental illness, incapacity, or disability) which has continued for 30 days following written notice of such non-performance from us;
•a breach by the participant of any of the provisions contained in any confidentiality, invention assignment, or similar agreement with us;
•a material violation by the participant of our written employment policies; or
•the participant’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or the participant’s willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
Under the officer severance plan, “good reason” means the participant’s termination of his or her employment after the occurrence of one or more of the following events:
•a material diminution in the participant’s responsibilities, authority, or duties (other than a change in reporting relationship or title);
•a material reduction in the participant’s base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees;
•a relocation of the office at which the participant is principally employed to a location more than 35 miles from such office; or
•the failure of any successor to the Company to assume and agree to be bound by the terms and conditions of the officer severance plan.
In order for the participant’s termination of his or her employment to be for good reason, the participant must reasonably determine in good faith that a “good reason” condition has occurred and not terminate his or her employment with us without first providing us with written notice of occurrence of the condition within 30 days of the occurrence of the condition and cooperating in good faith for a cure period of 30 days following the date of the written notice to remedy that condition. If the condition continues to exist following the expiration of the 30-day cure period, the participant must terminate his or her employment and provide written notice of such termination to us within 30 days after the end of that cure period.

Estimated Payments Upon Termination or Change in Control
The following tables describe the potential payments that would have been provided to each of our named executive officers pursuant to the annual cash incentive plan and/or officer severance plan, as applicable, in the event of a change in control and/or qualifying termination of employment, assuming that the applicable triggering event took place on June 30, 2024. There can be no assurance that a triggering event would produce the same or similar results as those estimated below, and therefore any actual payments and benefits may be different from the estimates in this table.

Change in Control
Name	Annual Cash Incentive Plan Payment ($)(1)
Max Levchin	—
Michael Linford	356,250
Libor Michalek	356,250
Katherine Adkins	255,000
(1)Represents a lump sum cash payment in an amount equal to the named executive officer’s target annual cash incentive plan opportunity, if any, in effect as of June 30, 2024 as if a change in control occurred on June 30, 2024.

Qualifying Termination Within a Change in Control Period
Name	Cash Severance ($)(1)	Value of Accelerated Stock Awards ($)(2)	Value of Accelerated Option Awards ($)(3)	Value of Benefits ($)(4)	Total ($)
Max Levchin	56,379	—	—	49,320	105,699
Michael Linford	831,250	2,903,876	4,217,994	32,880	7,986,000
Libor Michalek	831,250	3,181,294	5,823,744	32,880	9,869,168
Katherine Adkins	680,000	3,984,759	1,421,301	24,924	6,110,984
(1)Represents a lump sum cash payment in an amount equal to the sum of (i) the named executive officer’s annual base salary in effect as of June 30, 2023, multiplied by 150% for our CEO and 100% for our other named executive officers, plus (ii) the named executive officer’s target annual cash incentive plan opportunity, if any, in effect as of June 30, 2024 as if a change in control occurred on June 30, 2024.
(2)The value of accelerated vesting of unvested RSU awards is based upon the closing price of our Class A common stock on June 28, 2024 (the last trading day of fiscal 2024) of $30.21 per share multiplied by the number of unvested RSUs.
(3)The value of accelerated vesting of unvested in-the-money options is based on the difference between the closing price of our Class A common stock on June 28, 2024 (the last trading day of fiscal 2024) of $30.21 per share and the exercise price per option multiplied by the number of unvested options. The value of accelerated vesting of unvested out-of-the money options is assumed to be $0.
(4)Represents the monthly premiums for continued health benefits as of June 30, 2024 for 18 months for our CEO and 12 months for each of our other named executive officers.

Qualifying Termination Outside of a Change in Control Period
Name	Cash Severance ($)(1)	Value of Accelerated Stock Awards ($)	Value of Accelerated Option Awards ($)	Value of Benefits ($)(2)	Total ($)
Max Levchin	37,586	—	—	32,880	70,466
Michael Linford	237,500	—	—	16,440	253,940
Libor Michalek	237,500	—	—	16,440	253,940
Katherine Adkins	212,500	—	—	12,462	224,962
(1)Represents a lump sum cash payment equal to the named executive officer’s annual base salary in effect as of June 30, 2024, multiplied by 100% for our CEO and 50% for our other named executive officers.
(2)Represents the monthly premiums for continued health benefits as of June 30, 2024 for 12 months for our CEO and 6 months for each of our other named executive officers.
CEO Pay Ratio
As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our CEO and the median of the annual total compensation of all our employees, except our CEO (our “CEO Pay Ratio”).
For fiscal 2024, the annual total compensation of our CEO was $519,920 and the median of the annual total compensation of all our employees was $298,543. Accordingly, the CEO Pay Ratio for fiscal 2024 is approximately 1.74:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules and based upon our reasonable judgment and assumptions.
In order to identify our median employee, we examined the fiscal 2024 compensation of substantially all of our full-time, part-time and temporary employees as of June 30, 2024, excluding our CEO. As permitted by SEC rules, we excluded all of our employees in Spain (64 employees) and the United Kingdom (22 employees), which represented 4.3% of our total employee population. Before applying this exclusion, our U.S. employee population was 1,582 and our non-U.S. employee population was 424 as of June 30, 2024. After applying this exclusion, our U.S. employee population was 1,582 and our non-U.S. employee population was 338 as of June 30, 2024. We annualized the compensation for employees who were not employed by us for the entire fiscal 2024 year. To identify our median employee for fiscal 2024, we used a consistently applied compensation measure consisting of annual base salary and the grant date fair value of equity awards granted during fiscal 2024, with such information based on our payroll records. Compensation paid in foreign currency was converted to U.S. dollars using a spot exchange rate on June 30, 2024. In determining the median compensated employee, we did not make any cost of living adjustments to the compensation paid to any employee outside of the U.S. We believe our methodology represents a consistently applied compensation measure because it reasonably reflects annual compensation to our employees, striking a balance in terms of the administrative burden associated with gathering this information while consistently treating all the primary compensation components for our worldwide workforce and capturing a full fiscal year of each of such primary compensation components.
We calculated our median employee’s fiscal 2024 annual total compensation, including base salary, stock awards, and other compensation, using the same methodology that we use for our named executive officers as set forth in the “Fiscal 2024 Summary Compensation Table” above. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the “Fiscal 2024 Summary Compensation Table” above.
In identifying our median employee in accordance with Item 402 of Regulation S-K under the Securities Act, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and the CEO Pay Ratio may not be directly comparable to similar disclosure by other reporting companies.
Pay Versus Performance
In accordance with the rules adopted by the SEC pursuant to the Dodd-Frank Act of 2010, we are providing the information below regarding the relationship between the “Compensation Actually Paid” to our named executive officers, as defined by SEC rules, and various measures used to gauge the Company’s financial performance for the fiscal years listed below. For further information regarding our pay for performance philosophy and how we align named executive officer compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis” section above.
The amounts below shown for Compensation Actually Paid do not represent the value of cash and shares of the Company’s common stock received by named executive officers during the year, but rather are amounts calculated in accordance with SEC rules and include, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, Compensation Actually Paid amounts below differ from compensation actually earned, realized or received by the individuals.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total to PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to non-PEO Named Executive Officers(2) ($)	Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income (Loss) ($ in thousands)	Adjusted Operating Income (Loss)(5) ($ in thousands)	Total Revenue, Net ($ in thousands)
2024	519,920	(1,804,472)	7,078,767	18,888,234	31.07	165.78	(517,757)	380,864	2,322,999
2023	409,807	20,488,675	4,791,651	3,939,231	15.77	114.67	(985,345)	(72,317)	1,587,985
2022	478,265	(220,066,517)	6,516,543	(10,407,222)	18.57	85.76	(707,417)	(78,332)	1,349,292
2021	451,207,726	337,499,928	14,805,135	47,507,110	69.26	115.94	(441,027)	14,337	870,464

(1)Amounts reported in these columns represent the total compensation as reported in the Summary Compensation Table for our principal executive officer (“PEO”) during each applicable fiscal year and the average of the total compensation as reported in the Summary Compensation Table for our remaining named executive officers (“Non-PEO named executive officers”) for the relevant fiscal year, which captures the individuals indicated in the table below for each fiscal year:

Fiscal Year	PEO	Non-PEO Named Executive Officers
2024	Max Levchin	Michael Linford, Libor Michalek and Katherine Adkins
2023	Max Levchin	Michael Linford, Libor Michalek and Katherine Adkins
2022	Max Levchin	Michael Linford, Libor Michalek, Katherine Adkins and Silvija Martincevic
2021	Max Levchin	Michael Linford, Libor Michalek, Silvija Martincevic and Sharda Caro del Castillo
(2)The calculation of Compensation Actually Paid for fiscal 2024 reflects certain adjustments to the Total Compensation as reflected in the Summary Compensation Table for the PEO and the average as a group for our Non-PEO executive officers as set forth below. Amounts do not reflect actual compensation earned by or paid to our NEOs during fiscal year 2024.

	2024
Adjustments	PEO	Non-PEO Named Executive Officers (Average)
Summary Compensation Table Total ($)	519,920	7,078,767
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year ($)	—	(6,199,991)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year ($)	—	8,598,526
Plus (less), Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	(7,679,232)	4,028,390
Plus, Fair Value at Vesting Date of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year ($)	—	—
Plus (less), Year-Over-Year Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)	5,354,840	5,382,542
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)	—	—
Compensation Actually Paid ($)	(1,804,472)	18,888,234
Fair values are calculated in accordance with FASB ASC Topic 718 as of the end of the respective year, other than awards that vest in the covered year, which are valued as of the applicable vesting dates, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(3)    The Compensation Actually Paid to Mr. Levchin largely reflects the change in the fair value, as calculated in accordance with FASB ASC Topic 718, of the Value Creation Award granted to Mr. Levchin in January 2021 in advance of our IPO. For details regarding the Value Creation Award, see “—Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation—Chief Executive Officer Long-Term Equity Award.”
(4)    Represents the cumulative total shareholder return (“TSR”) on our Class A common stock and the cumulative TSR on the Standard & Poor’s North American Technology Index (the “Peer Group TSR”), which is the same peer group used for the Stock Performance Graph included in our Annual Report on Form 10-K, through June 30, 2021, 2022, 2023 and 2024. The table assumes $100 was invested at the market close on January 13, 2021, which was the date our Class A common stock commenced trading on Nasdaq. Data for the Peer Group TSR assumes reinvestment of dividends.
(5)    Adjusted operating income (loss) is a non-GAAP financial measure. For a full reconciliation of adjusted operating income (loss) to the most directly comparable financial measure stated in accordance with GAAP, please see Appendix A to this proxy statement.
Relationship Between Compensation Actually Paid and Total Shareholder Return
The following graph compares the Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our non-PEO named executive officers and our TSR and the Peer Group TSR over the period from January 13, 2021, the date our Class A common stock commenced trading on Nasdaq, and June 30, 2024. The graph below shows a connection between Compensation Actually Paid to both our PEO and to our non-PEO named executive officers and TSR. Our executive compensation program emphasizes equity compensation, which we believe demonstrates a longer-term, ownership orientation. As a result of this emphasis, Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our non-PEO named executive officers is significantly impacted by our stock price and TSR performance.

Affirm & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$400.00
$200.00
$0.00
$(200.00)
$(400.00)
$337.50
$115.94
$69.26
$47.51
$85.76
$18.57
$(10.41)
$(220.07)
$114.67
$15.77
$20.49
$3.94
$165.78
$31.07
$18.89
$(1.80)
6/30/2021
6/30/2022
6/30/2023
6/30/2024
PEO CAP ($M)
Average NEO CAP ($M)
AFRM
Standard & Poor's North American Technology Index

Relationship Between Compensation Actually Paid and Financial Measures (Net Income (Loss), Adjusted Operating Income (Loss) and Total Revenue)
The following graph compares the Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our non-PEO named executive officers and the Company’s net income (loss).

Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$500.00
$250.00
$—
$(250.00)
$(500.00)
$(750.00)
$(1,000.00)
$337.50
$47.51
$(220.07)
$(10.41)
$20.49
$3.94
$(1.80)
$18.89
$(441.03)
$(707.42)
$(985.35)
$(517.76)
6/30/2021
6/30/2022
6/30/2023
6/30/2024
PEO CAP ($M)
Average NEO CAP ($M)
Net Income

The following graph compares the Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our non-PEO named executive officers and the Company’s adjusted operating income (loss).

Adjusted Operating Income (Loss) vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$400.00
$200.00
$0.00
$(200.00)
$(400.00)
$337.50
$47.51
$14.34
$(220.07)
$(10.41)
$(78.33)
$20.49
$3.94
$(72.32)
$(1.80)
$18.89
$380.86
6/30/2021
6/30/2022
6/30/2023
6/30/2024
PEO CAP ($M)
Average NEO CAP ($M)
Adjusted Operating Income (Loss) ($M)

The following graph compares the Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our non-PEO named executive officers and the Company’s total revenue.

Total Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
$2,500.00
$2,000.00
$1,500.00
$1,000.00
$500.00
$0.00
$(500.00)
$870.46
$1,349.29
$1,587.99
$2,323.00
$337.50
$47.51
$(220.07)
$(10.41)
$20.49
$3.94
$(1.80)
$18.89
6/30/2021
6/30/2022
6/30/2023
6/30/2024
PEO CAP ($M)
Average NEO CAP ($M)
Total Revenue ($M)

Tabular List of Performance Measures
In accordance with Item 402(v) of Regulation S-K, the following are the financial and operational measures that the Company has determined to represent the most important performance measures used to link Company performance to Compensation Actually Paid for both the PEO and the non-PEO named executive officers for the most recent fiscal year.

Most Important Measures to Determine Fiscal Year 2024 Compensation Actually Paid
network size*
total revenue
adjusted operating income (loss)
*Network Size is a blended measure of active consumers, gross merchandise volume, and revenue less transaction costs. See “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan Opportunities: Cash Incentive Plan—Performance Measures.”

PROPOSAL NO. 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed under “Compensation Discussion and Analysis” and “Executive Compensation Tables.” This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
In accordance with Section 14A of the Exchange Act rules, stockholders are asked to approve the following non-binding resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers for the fiscal year ended June 30, 2024, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”
The Board urges stockholders to endorse the compensation programs for our named executive officers by voting “FOR” the resolution.
As discussed in this proxy statement, the Compensation Committee believes that the executive compensation provided for fiscal 2024 is reasonable and consistent with our pay for performance philosophy. In deciding how to vote on this proposal, the Board encourages you to review the section titled “Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.
Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will carefully review the voting results and consider them when making future compensation decisions for our named executive officers. Consistent with the results of our first “Say-on-Frequency” vote conducted at our 2021 Annual Meeting of Stockholders, we currently plan to provide our stockholders with the opportunity to cast a "Say-on-Pay” vote annually. Accordingly, we expect that we will conduct our next “Say-on-Pay” vote at our 2025 Annual Meeting of Stockholders.

Vote Required
The approval, on a non-binding advisory basis, requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal, and broker non-votes will have no effect.

The Board of Directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of June 30, 2024 with respect to the 2012 Stock Plan and the 2020 Employee Stock Purchase Plan (the “ESPP”), under which shares of our Class A common stock may be issued.

Plan Category	Number of Securities Issuable Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	47,622,117(1)	$15.84(2)	56,736,755(3)
Equity compensation plans not approved by security holders	None	N/A	None
Total
(1)    Includes 16,794,697 shares issuable upon exercise of outstanding options and 18,327,420 shares issuable upon settlement of outstanding RSUs. Also includes 12,500,000 shares pursuant to the Value Creation Award issuable upon the exercise of performance-based options, the actual number of which will vest based upon our stock price performance over a period of time. As of June 30, 2024, the first four tranches of the Value Creation Award had been earned, and 4,000,000 shares had vested.
(2)    Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding RSUs.
(3)    A total of 43,492,755 shares were available under the 2012 Stock Plan, which shares may be issued other than upon an exercise of an option, warrant, or right, and a total of 13,244,000 shares were available under the ESPP. The 2012 Stock Plan provides that the number of shares of Class A common stock available for issuance under such plan will automatically increase on the first day of each fiscal year, ending on (and including) July 1, 2030, in an amount equal to (i) five percent (5%) of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of such automatic increase or (ii) such lesser number of shares as determined by our Board prior to the first day of a given fiscal year. The ESPP provides that the number of shares of our Class A common stock reserved for issuance under the ESPP will automatically increase on the first day of each fiscal year, ending on (and including) July 1, 2030, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of our common stock outstanding on the last day of a given year; (ii) 18,000,000 shares of Class A common stock; and (iii) such lesser number of shares as determined by our Board at any time prior to the first day of a given year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2024 for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 271,833,469 shares of our Class A common stock and 42,143,934 shares of our Class B common stock outstanding as of September 30, 2024. We have deemed shares of our Class A common stock subject to options that are currently exercisable or exercisable within 60 days of September 30, 2024, or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of September 30, 2024, to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is care of Affirm Holdings, Inc., 650 California Street, San Francisco, CA 94108.

Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		% of Total Voting Power
	Shares(1)	% of Class	Shares(1)	% of Class
Named Executive Officers and Directors:
Max Levchin(2)	5,097,053	1.85%	26,485,472	62.85%	44.32%
Michael Linford(3)	2,273,067	*	—	—%	*
Libor Michalek(4)	2,963,687	1.08%	875,265	2.08%	1.78%
Katherine Adkins(5)	493,402	*	—	—%	*
Brian Hughes	—	—%	—	—%	—%
Jeremy Liew	352,019	*	—	—%	*
Christa S. Quarles	135,209	*	120,890	*	*
Keith Rabois	96,523	*	—	—%	*
Jacqueline D. Reses	34,843	*	—	—%	*
Manolo Sánchez	9,464	*	—	—%	*
Noel Watson	28,600	*	—	—%	*
All directors and current executive officers as a group (11 individuals)(6)	11,483,867	4.10%	27,481,627	65.21%	46.43%
Other 5% Stockholders:
Capital Research Global Investors(7)	20,251,044	7.45%	—	—%	2.24%
Capital World Investors(8)	19,002,021	6.99%	—	—%	2.10%
GIC Private Limited(9)	22,007,406	8.10%	—	—%	2.43%
Morgan Stanley(10)	25,920,981	9.54%	—	—%	2.87%
Shopify Inc.(11)	10,148,797	3.73%	10,148,797	24.08%	17.96%
The Vanguard Group, Inc.(12)	19,506,902	7.18%	—	—%	2.16%
* Less than one percent
(1)    Sole voting and investment power unless otherwise specified.
(2)    Includes (i) 15,397,650 shares of Class B common stock held by Mr. Levchin, (ii) 735,294 shares of Class A common stock held by the Levchin 2012 Irrevocable Trust, (iii) 735,294 shares of Class B common stock held by the Levchin 2012 Irrevocable Trust, (iv) 361,759 shares of Class A common stock held by 2012 MRL Investments LLC and (v) 10,352,528 shares of Class B common stock held by 2012 MRL Investments LLC. Mr. Levchin has sole voting and investment power over the shares held by 2012 MRL Investments LLC. As joint settlors of the Levchin 2012 Irrevocable Trust, Mr.

Levchin and his spouse jointly have the right to acquire the shares held by the trust within 60 days of September 30, 2024 but do not have voting or investment power over such shares. The table also includes 4,000,000 shares of Class A common stock issuable upon exercise of outstanding stock options held by Mr. Levchin as of September 30, 2024.
(3)    Includes (i) 2,082,503 shares of Class A common stock issuable upon exercise of outstanding stock options held by Mr. Linford as of September 30, 2024, (ii) 53,717 shares of Class A common stock issuable upon exercise of outstanding stock options held by Mr. Linford that are expected to vest within 60 days of September 30, 2024 and (iii) 11,283 shares of Class A common stock issuable pursuant to RSUs held by Mr. Linford that are subject to vesting and settlement conditions expected to occur within 60 days of September 30, 2024.
(4)    Includes (i) 1,864,524 shares of Class A common stock issuable upon exercise of outstanding stock options held by Mr. Michalek as of September 30, 2023, (ii) 60,950 shares of Class A common stock issuable upon exercise of outstanding stock options held by Mr. Michalek that are expected to vest within 60 days of September 30, 2024, (iii) 13,120 shares of Class A common stock issuable pursuant to RSUs held by Mr. Michalek that are subject to vesting and settlement conditions expected to occur within 60 days of September 30, 2024 and (iv) 872,114 shares of Class A common stock held by the Michalek 2007 Trust dated March 21, 2007.
(5)    Includes (i) 385,632 shares of Class A common stock issuable upon exercise of outstanding stock options held by Ms. Adkins as of September 30, 2024, (ii) 12,527 shares of Class A common stock issuable upon exercise of outstanding stock options held by Ms. Adkins that are expected to vest within 60 days of September 30, 2024 and (iii) 3,744 shares of Class A common stock issuable pursuant to RSUs held by Ms. Adkins that are subject to vesting and settlement conditions expected to occur within 60 days of September 30, 2024.
(6)    Includes (i) 8,332,659 shares of Class A common stock issuable upon exercise of outstanding options held by all directors and executive officers as a group (11 individuals) as of September 30, 2024, (ii) 127,194 shares of Class A common stock issuable upon exercise of outstanding options that vest within 60 days of September 30, 2024 and (iii) 28,147 shares of Class A common stock issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of September 30, 2024.
(7)    Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2024. Of the shares of Class A common stock beneficially owned, Capital Research Global Investors (“CRGI”) reported that it has sole voting power over 20,251,044 shares and sole dispositive power over 20,251,044 shares. The address of CRGI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(8)    Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2024. Of the shares of Class A common stock beneficially owned, Capital World Investors (“CWI”) reported that it has sole voting power and sole dispositive power over 19,002,021 shares. The address of CWI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(9)    Based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2024. Of the shares of common stock beneficially owned, GIC Private Limited (“GIC”) reported that it has shared voting and shared dispositive power over 22,007,406 shares. GIC shares the power to vote and the power to dispose of 22,007,406 shares with GIC Special Investments Pte. Ltd. (“GIC SI”) and Jasmine Ventures Pte. Ltd. (“Jasmine”), both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC and is the private equity investment arm of GIC. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address of GIC, GIC SI and Jasmine is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(10)    Based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2024. Of the shares of common stock beneficially owned, Morgan Stanley reported that it has shared voting power over 23,763,414 shares and shared dispositive power over 25,920,981 shares and Morgan Stanley Investment Management Inc. (“MSIM”) has shared voting power of 22,690,109 shares and shared dispositive power over 24,752,003 shares. The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by MSIM, a wholly owned subsidiary of Morgan Stanley. The address of Morgan Stanley, including MSIM, is 1585 Broadway, New York, NY 10036.
(11)    Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 2022. The address of Shopify is 151 O’Connor Street, Ground Floor, Ottawa, Ontario, Canada K2P 2L8.
(12)    Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024. Of the shares of common stock beneficially owned, The Vanguard Group Inc. (“Vanguard”) reported that it has (i) shared voting power over 79,033 shares of common stock, (ii) sole dispositive power over 19,192,277 shares of common stock, and (iii) shared dispositive power over 314,625 shares of common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Transactions
On May 31, 2023, we entered into an origination program agreement with Lead Bank, an FDIC-insured Missouri state-chartered bank. Jacqueline D. Reses, a member of our Board, is the Chief Executive Officer of Lead Bank. During the fiscal year ended June 30, 2024, Lead Bank originated $2.9 billion of loans through our platform, and we paid an aggregate amount of direct fees plus interest on originated loans received by Lead Bank during fiscal 2024 of approximately $2.6 million.
On July 1, 2022, Affirm, Inc., a wholly owned subsidiary of the Company (“Affirm”), renewed its subscription with Peach Finance, Inc. (“Peach”) pursuant to which Peach provides the Company with a platform to manage the servicing and collections of financial products facilitated or issued to borrowers by the Company (the “Subscription Services”). Science Finance Venture Capital (“SciFi VC”), a venture capital fund in which our CEO, Max Levchin, and his spouse are partners, may hold an ownership interest of greater than 5% in Peach. For fiscal 2024, the Company paid Peach $300,000 for Subscription Services.
As described under “Security Ownership of Certain Beneficial Owners and Management,” Morgan Stanley, through its wholly owned subsidiary, Morgan Stanley Investment Management Inc. ("MSIM"), holds 9.54% of our Class A common stock. On each of December 15, 2023 and June 14, 2024, we entered into a 10b5-1 Purchase Agreement with Morgan Stanley & Co. LLC, an affiliate of MISM, relating to the privately negotiated repurchases of up to, in each case, $400 million aggregate principal amount of our 0% convertible senior notes due 2026 (the “2026 Notes”). As of June 30, 2024, we repurchased $77 million in face value of 2026 Notes, resulting in $153,386 in fees to Morgan Stanley & Co. LLC.
Policies and Procedures for Transactions with Related Persons
We have a formal written policy providing that any related person transaction (as defined in the policy), and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee.
When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including, among other things:
•the related person’s interest in the transaction;
•the terms of the transaction;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.
Any member of the Audit Committee who has an interest in a potential related person transaction will not participate in any discussion or approval of such related person transaction, except that such member shall provide all material information concerning the transaction to the Audit Committee.
OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended June 30, 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except that the Company filed a Form 4/A on behalf of each of Michael Linford, Libor Michalek and Katherine Adkins, each reporting one transaction, on September 22, 2023 to correct the number of stock options awarded to each officer on September 13, 2023. In addition, the Company filed a Form 4/A on behalf of Ms. Adkins, reporting one transaction, on October 3, 2024 to correct the number of stock options awarded to Ms. Adkins on January 4, 2022.

Fiscal 2024 Annual Report and SEC Filings
Our financial statements for fiscal 2024 are included in our 2024 annual report, which we will make available to stockholders at the same time as this proxy statement. Our 2024 annual report and this proxy statement are posted online at www.proxydocs.com/AFRM and are available from the SEC at its website at www.sec.gov.
You may also obtain a copy of our 2024 annual report without charge by sending a written request to Affirm Holdings, Inc., Attention: Investor Relations, 650 California Street, San Francisco, California 94108.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Why am I receiving these materials?
You are receiving this proxy statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Who is entitled to vote at the Annual Meeting?
Holders of either our Class A common stock or Class B common stock as of the close of business on October 11, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 271,858,618 shares of Class A common stock and 42,137,984 shares of Class B common stock outstanding and entitled to vote.

How many votes per share do I have?
Our Class A common stock has one vote per share and our Class B common stock has fifteen votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.

How can I vote?
Your voting options depend on how you hold your shares. If your shares are held in an account by a broker, bank or other agent acting as a nominee, then you are the beneficial owner of shares held in “street-name,” and the proxy materials were forwarded to you by that organization. As a street-name holder, you have the right to instruct that organization on how to vote the shares held in your account at the Annual Meeting. To do so, you should follow the voting instructions you receive from your broker, bank or other agent. If you are the stockholder of record, you may vote as follows:
•By mail, by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.
•By telephone, by calling (866) 230-8413 and following the recorded instructions.
•Online, by going to www.proxypush.com/AFRM and following the prompts.
•At the Annual Meeting, by following the log in procedures described above and completing the online form during the Annual Meeting.
If you vote by mail, your proxy or voting instruction card, as applicable, must be received by the day before the Annual Meeting. You may still attend and vote at the Annual Meeting online even if you have already voted by proxy.

How can I change my vote?
You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the beneficial owner, please follow the instructions provided by the broker, bank or other agent through which your shares are held. If you are the stockholder of record, you can change your vote or revoke your proxy by submitting a subsequent proxy or by sending a timely written notice that you are revoking your proxy to the Corporate Secretary at the Company’s address (see the first page of this proxy statement). Such notice will be considered timely if it is received by the day before the Annual Meeting. You can also change your vote by attending and voting at the Annual Meeting online. Please note that simply attending the Annual Meeting will not, by itself, revoke your proxy.

Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by our Board.

What if I am a record holder and I do not submit voting instructions?
If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the Board’s recommendations below. If you do not submit a proxy or vote at the Annual Meeting, your shares will not be voted.

What if I am a street-name holder and I do not submit voting instructions?
You may instruct your broker, bank or other agent on how to vote your shares by following the instructions they provided with the proxy materials. If you do not do so, the firm has discretion to vote your shares only with respect to proposals that are considered “routine” matters. If you do not provide instructions for any proposal that is determined to not be “routine,” the firm that holds your shares will not have discretionary authority to vote your shares for any such proposal. This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.

What vote is necessary to approve each proposal and what are the board’s recommendations?
The following table sets forth the voting requirements for each proposal being voted on at the Annual Meeting and the board’s recommendations.

Proposal	Board Recommendation	Required Vote	Effect of
			Abstentions	Broker Non- Votes
Election of directors	For each nominee	Majority of the votes cast at the meeting	No effect	No effect
Ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025	For	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter	Same as a vote AGAINST	Not counted as entitled to vote and so no effect, if any
Approval, on a non-binding advisory basis, of the compensation of our named executive officers	For	Majority of the voting power of the shares represented at the meeting and entitled to vote on the matter	Same as a vote AGAINST	Not counted as entitled to vote and so no effect

What if other business comes before the Annual Meeting?
We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment. Each nominee has consented to be a candidate and to serve if elected. Although the Board has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the Board may designate a substitute nominee or reduce the size of the Board. If the board designates a substitute nominee, proxies will be voted for such substitute nominee(s).

Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by registering in advance at www.proxydocs.com/AFRM. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.
To register for and participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How can I submit a question during the Annual Meeting?
Stockholders are permitted to submit questions during the Annual Meeting via www.proxydocs.com/AFRM. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxy holders by our Board. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who pays the cost of the proxy solicitation?
We will pay for the costs of soliciting proxies, including the preparation, assembly, printing and mailing of the proxy materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the street-name holders of our common stock.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. If there is no quorum, the chairperson of the meeting or a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What does it mean if I received more than one Notice?
If you receive more than one Notice, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our annual report to stockholders and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Notice, proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
Affirm Holdings, Inc.
Attention: Secretary
650 California Street
San Francisco, California 94108
(415) 960-1518

Stockholders who hold shares in street-name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I sign up to receive future proxy materials by e-mail?
We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the Annual Meeting. To sign up for electronic delivery, please follow the instructions above for voting online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your bank, broker or other agent through which you hold your shares. Once you sign up, you will not receive a printed copy of the proxy materials unless you request them.

How can I find out the results of the voting at the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting. Final voting results will tallied by the inspector of elections and will be published in the Company’s Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

PROPOSALS OF STOCKHOLDERS FOR 2025 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), our Secretary must receive the written proposal at our principal executive offices not later than June 27, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Affirm Holdings, Inc.
Attention: Secretary
650 California Street
San Francisco, California 94108
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2025 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:
•not earlier than August 11, 2025; and
•not later than September 10, 2025.
In the event that we hold our 2025 Annual Meeting more than 30 days before or after the first anniversary of the date of the 2024 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the anniversary of the 2024 Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2025 Annual Meeting; and
•the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.
In addition to satisfying the deadlines in the advance notice provisions of our bylaws, to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act to our Secretary no later than October 10, 2025 (or, in the event that we hold our 2025 Annual Meeting more than 30 days before or after the first anniversary of the date of the 2024 Annual Meeting, then notice must be provided no later than 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made).

*    *    *

Our Board knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws. It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
San Francisco, California
October 25, 2024

APPENDIX A

Key Operating Metric
Our management and Board measure GMV to assess the volume of transactions that take place on our platform. We define GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by us; however, it is an indicator of the success of our merchants and the strength of our platform.
Non-GAAP Financial Measures
Our management and Board use total revenue less transaction costs and adjusted operating income (loss), which are non-GAAP financial measures, to evaluate our operating performance and make strategic decisions. We believe that total revenue less transaction costs is a useful financial measure to both us and investors of the economic value generated by transactions processed on the Affirm platform. We also believe that adjusted operating income (loss) is a useful financial measure to both us and investors for evaluating our operating performance and that it facilitates period to period comparisons of our results of operations as the items excluded generally are not a function of our operating performance.
The following tables present a reconciliation of revenue less transaction costs and adjusted operating income (loss) to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Year ended June 30,
	2024	2023

	(in thousands)(unaudited)
Total Revenue, net	$2,322,999	$1,587,985
Less: Loss on loan purchase commitment	180,395	140,265
Less: Provision for credit losses	460,628	331,860
Less: Funding costs	344,253	183,013
Less: Processing and servicing	343,249	257,343
Revenue Less Transaction Costs (Non-GAAP)	$994,474	$675,504

Operating (Loss) Income	$(615,847)	$(1,200,862)
Add: Depreciation and amortization	169,904	133,233
Add: Stock-based compensation included in operating expenses	344,511	451,709
Add: Enterprise warrant and share-based expense	475,595	499,150
Add: Restructuring charges, net	6,768	35,870
Add: Other costs	(66)	8,583
Adjusted Operating Income (Loss) (Non-GAAP)	$380,865	$(72,317)

affirm

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/AFRM

Scan QR for digital voting

Affirm Holdings, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of October 11, 2024

Monday, December 9, 2024 9:00 AM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/AFRM

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Pacific Time, December 9, 2024.

Internet:
www.proxypush.com/AFRM
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-230-8413
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Max Levchin, Michael Linford and Katherine Adkins (the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Affirm Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Affirm Holdings, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN	
1.	To elect the three Class I nominees for director named in the accompanying proxy statement to hold office until the 2027 Annual Meeting and until their successors have been duly elected and qualified or until such director's earlier death, resignation or removal.				
	1.01 Libor Michalek	☐	☐	☐	FOR
	1.02 Jacqueline D. Reses	☐	☐	☐	FOR
	1.03 Noel Watson	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2025.	☐	☐	☐	FOR
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐	FOR
	NOTE: To conduct any other business properly brought before the Annual Meeting.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/AFRM

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______